SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

NYMEX HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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NYMEX HOLDINGS, INC.

One North End Avenue, World Financial Center

New York, New York 10282-1101

(212) 299-2000

Notice of Annual Meeting of Stockholders of NYMEX Holdings, Inc.

to be Held Tuesday, May 20, 2008

To the Stockholders of NYMEX Holdings, Inc.:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of NYMEX Holdings, Inc. (the “Company”), a Delaware corporation, will be held on Tuesday, May 20, 2008, at 3:00 p.m. (Eastern time), at One North End Avenue, Boardroom 1016, New York, New York 10282-1101 for the following purposes:

1.	to elect Class I and Class II Directors as follows:

•	Class I Directors, whose terms will end in the year 2010:

•	the person who has been appointed as the President by the board of directors;

•	one (1) Public Director;

•	three (3) Independent Directors; and

•	two (2) At Large Directors;

•	Class II Directors, whose terms will end in the year 2009:

•	the Vice Chairman; and

•	one (1) Independent Director;

2.	to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008; and

3.	to transact any other business that may properly come before the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders, which you are encouraged to read carefully.

Only stockholders of record at the close of business on March 24, 2008 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders.

The Company is pleased to take advantage of new Securities and Exchange Commission rules that allow issuers to furnish, via the Internet, proxy materials to their stockholders. As such, instead of mailing a paper copy of its 2008 notice and proxy statement (the “Proxy Statement”) and its 2007 Annual Report on Form 10-K (the “2007 Annual Report”), most stockholders will only receive a Notice Regarding the Availability of Proxy Materials (the “Availability Notice”). The Availability Notice will contain instructions on how to access, via the Internet, the Company’s Proxy Statement and 2007 Annual Report, and to vote by Internet or, alternatively, to request a paper copy of the Proxy Statement, 2007 Annual Report and proxy card. The Company anticipates mailing the Availability Notice on or about April 10, 2008. The Company believes that this new process will expedite stockholders’ receipt of proxy materials, lower the costs to the Company and reduce the environmental impact of its 2008 Annual Meeting of Stockholders.

All stockholders are invited to attend the Annual Meeting of Stockholders in person. However, to ensure your representation at the meeting, you are urged to vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may mark, sign, date and mail the proxy card in the envelope provided. Instructions regarding all methods of voting are contained in this Proxy Statement and on the proxy card. Any stockholder attending the Annual Meeting of Stockholders may vote in person even if such person has previously voted.

By Order of the Board of Directors of

NYMEX Holdings, Inc.

DONNA TALAMO

Corporate Secretary

Dated: April 7, 2008

NYMEX HOLDINGS, INC.

One North End Avenue

World Financial Center

New York, New York 10282-1101

(212) 299-2000

Annual Meeting of Stockholders

to be Held Tuesday, May 20, 2008 at

One North End Avenue, Boardroom 1016

New York, New York 10282-1101

Proxy Statement for an Annual Meeting of

Stockholders

The enclosed Proxy is solicited on behalf of NYMEX Holdings, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 20, 2008 at 3:00 p.m. (Eastern time), and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at One North End Avenue, Boardroom 1016, New York, New York 10282-1101.

All shares of stock represented by proxy will be voted in the manner indicated on the electronic proxy card, proxy card, if received by mail, or over the telephone. Your presence at the Annual Meeting will not revoke your proxy, but if you vote at the meeting, that vote will revoke your proxy as to the matter on which your vote is cast at the meeting.

The Company anticipates that the Notice Regarding the Availability of Proxy Materials (the “Availability Notice”) will be mailed on or about April 10, 2008 to stockholders entitled to vote at the Annual Meeting. Only stockholders of record as of the close of business on March 24, 2008 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment of the meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO VOTE YOUR SHARES PROMPTLY. YOU MAY VOTE YOUR SHARES OVER THE INTERNET BY FOLLOWING THE INSTRUCTIONS CONTAINED IN THE AVAILABILITY NOTICE OR IF YOU RECEIVED A PAPER COPY OF THE PROXY CARD BY MAIL, YOU MAY COMPLETE, SIGN, DATE AND MAIL THE PROXY CARD IN THE RETURN ENVELOPE PROVIDED. YOU MAY ALSO VOTE VIA A TOLL-FREE TELEPHONE NUMBER WHICH IS LISTED ON THE PROXY CARD AND ON THE INTERNET SITE REFERENCED IN THE AVAILABILITY NOTICE.

FREQUENTLY ASKED QUESTIONS REGARDING ATTENDANCE AND VOTING MATTERS

Q:	What is the Record Date for the Annual Meeting?

A:	The holders of record of voting stock at the close of business on March 24, 2008 (the “Record Date”), are entitled to notice of, and to cast their vote at, the Annual Meeting of Stockholders (the “Annual Meeting”). At the Record Date, the voting stock of NYMEX Holdings, Inc. (the “Company”) consisted of 93,986,539 shares of outstanding common stock.

Q:	What am I voting on in the election?

A:	As a stockholder of the Company you will cast your vote(s) on the following matters:

1.	to elect Class I and Class II Directors as follows:

•	Class I Directors, whose terms will end in the year 2010:

•	the person who has been appointed as the President by the board of directors;

•	one (1) Public Director;

•	three (3) Independent Directors; and

•	two (2) At Large Directors;

•	Class II Directors, whose terms will end in the year 2009:

•	the Vice Chairman; and

•	one (1) Independent Director;

2.	to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008; and

3.	to transact any other business that may properly come before the meeting.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:	In accordance with the rules adopted by the Securities and Exchange Commission (“SEC” or “Commission”), commonly referred to as “Notice and Access,” instead of mailing a printed copy of the Company’s proxy materials to each stockholder of record, the Company may now furnish proxy materials by providing access to the documents on the Internet. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice Regarding the Availability of Proxy Materials (the “Availability Notice”) will be mailed to the Company’s stockholders on or about April 10, 2008. All stockholders will have the ability to access the notice of annual meeting and proxy statement (the “Proxy Statement”) and its 2007 Annual Report on Form 10-K (the “2007 Annual Report”) at www.proxyvote.com, which is also referred to in the Availability Notice, or request to receive a printed set of the Proxy Statement and 2007 Annual Report, including the proxy card. The Availability Notice also instructs you as to how you may submit your vote on the Internet.

In addition, stockholders may request to receive proxy materials in printed form by mail, or electronically by electronic mail, on an ongoing basis. Choosing to receive your future proxy materials by electronic mail will save the Company the cost of printing and mailing documents to you and will reduce the impact of meetings of stockholders on the environment. If you choose to receive future proxy materials by electronic mail, you will receive an electronic mail prior to the next meeting of stockholders with instructions containing a link to materials relating to such meeting and a link to the proxy voting site. Your election to receive proxy materials by electronic mail will remain in effect until it is terminated by you.

Q:	Who can vote?

A:	The holders of record of voting stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.

Q:	How do I cast my vote in the election?

A:	To vote shares of the Company that you own or over which you have voting control as of the Record Date, you may cast your vote in person at the Annual Meeting or by proxy. You may cast your vote by proxy by mail, telephone or via Internet. Instructions for each method are set forth below.

Q:	How do I obtain directions to the Annual Meeting?

A:	You may obtain directions to the Annual Meeting on the Company’s Internet site at www.nymex.com (available under “Visitors” and then “Getting Here”). You may also obtain directions by calling the Company’s Investor Relations line at (212) 299-2669.

Q:	What does it mean if I receive more than one proxy card or a proxy card and an Availability Notice?

A:	This means that you have multiple accounts holding Company shares. Shares with different registrations cannot be combined and, as a result, you may receive more than one proxy card or a proxy card and an Availability Notice. For example, shares held through your broker cannot be combined with shares held at the Company’s transfer agent, American Stock Transfer and Trust Company.

If you receive more than one proxy card, you must vote each card to ensure that all shares you own are voted. If you receive a printed set of the proxy materials with a proxy card, prior to any request to receive such materials, and you receive an Availability Notice, you must vote the proxy card and vote by following the directions located on the Availability Notice.

Q:	Why did my household only receive one Availability Notice or one set of proxy materials?

A:	SEC rules permit us to deliver a single Availability Notice or set of proxy materials to one address shared by two or more of the Company’s stockholders. This delivery method is referred to as “householding” and can result in significant cost savings to the Company. To take advantage of this opportunity, the Company has delivered only one Availability Notice or one set of proxy materials to multiple stockholders who share an address, unless the Company receives contrary instructions from the impacted stockholders prior to the mailing date. The Company agrees to deliver promptly, upon written or oral request, a separate copy of the Availability Notice or proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Availability Notice or proxy materials, or if you are receiving separate copies of the Availability Notice or proxy materials and prefer to receive only one copy of such documents, contact Broadridge Financial Solutions, Inc., by telephone, 1 (800) 579-1639, by electronic mail, sendmaterial@proxyvote.com, or via the Internet, www.proxyvote.com. You will need to reference the 12-digit control number on your proxy card or Availability Notice when making a change to your delivery method.

INSTRUCTIONS FOR VOTING BY PROXY:

BY MAIL

1. If you received a paper copy of the proxy card by mail, complete the proxy card indicating your vote with respect to the proposals set forth on the proxy card.

2. Sign and print your name and the date where indicated on the proxy card. Insert the completed proxy card into the enclosed self-addressed, postage-paid return envelope and seal and mail the return envelope. Make certain that you complete the proxy card before submission. If the proxy card is not properly filled out, it will be null and void. If you vote by mail, your proxy card must be received by Monday, May 19, 2008, at 11:59 p.m. (Eastern time).

BY TELEPHONE OR VIA THE INTERNET

You may vote by telephone by calling 1 (800) 690-6903 or electronically over the Internet by going to www.proxyvote.com. You will need to reference the 12-digit control number on your proxy card or Availability Notice when voting by telephone or over the Internet. The deadline for voting by telephone or over the Internet is Monday, May 19, 2008, at 11:59 p.m. (Eastern time).

IF YOU VOTE BY PROXY, PLEASE NOTE THE FOLLOWING:

•	Signed proxy cards will be voted as directed. If a proxy card is signed and submitted but no direction is indicated, then such proxy will be voted “FOR” each of the proposals.

•

If a stockholder votes by more than one method described above or submits more than one proxy card for the same account, the last proxy received per account by the Company shall be presumed to revoke all prior proxy(ies) received by the Company for that account, regardless of the manner in which such proxy(ies) were submitted.

•

If more than one proxy card is submitted by a stockholder for the same account, and any of such proxies each bear the same date, then all proxies signed by the stockholder for that account that bear the same date shall be null and void.

•

A stockholder who personally attends and casts a vote at the Annual Meeting shall be presumed to have revoked all proxy(ies) previously submitted for that account by the stockholder as to the matter on which such vote is cast.

•

In order to be accepted, proxies must be received by the Company via mail, telephone or the Internet no later than 11:59 p.m. (Eastern time) on Monday, May 19, 2008. Proxies received after 11:59 p.m. (Eastern time) on Monday, May 19, 2008 will not be counted.

•

The death or incapacity of a person who gives a proxy will not revoke the proxy, unless the fiduciary who has control of the shares represented by the proxy notifies the Company in writing of such revocation by submitting such notice to the Office of the Corporate Secretary located at NYMEX Holdings, Inc., One North End Avenue, Suite 1548, New York, New York 10282-1101, Attention: Donna Talamo, Vice President, Administration and Corporate Secretary.

HOW YOU CAN VOTE SHARES HELD BY A BROKER OR OTHER NOMINEE

If your shares are held by a broker, bank, custodian or other nominee in street name, you may have received the Availability Notice instead of a paper copy of the Proxy Statement, the 2007 Annual Report and the proxy card. The Availability Notice contains voting instructions on how to vote over the Internet and instructions on how to receive a paper or electronic mail copy of the Proxy Statement, the 2007 Annual Report and the proxy card.

Q:	Can I change my vote?

A:	Yes. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Office of the Corporate Secretary of the Company at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Q:	How many votes can I cast in the election?

A:	Each share of common stock is entitled to one vote on all matters presented at the Annual Meeting. Shares of common stock represented by a properly submitted proxy will, unless such proxy has been previously revoked, be voted in accordance with the instructions indicated thereon. The Company will bear the cost of soliciting proxies but will not bear the cost of solicitation by stockholders. The Company is soliciting proxies by mail. In addition to mailing these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or electronic communication by the Company’s directors, officers and employees, who do not receive any additional compensation for these solicitation activities. The Company has retained Broadridge Financial Solutions, Inc. (“Broadridge”) to assist in the mailing of the Availability Notice, the Proxy Statement, the 2007 Annual Report and proxy cards, and the Company will reimburse Broadridge for the mailing costs and for out-of-pocket expenses. Stockholders may solicit proxies personally, either in writing or verbally. Stockholders do not have the right to cumulate their votes in the election of directors.

Any questions or requests for assistance regarding the Annual Meeting, this Proxy Statement, the Availability Notice or the proxy card may be directed to: NYMEX Holdings, Inc., One North End Avenue, New York, New York 10282-1101, Attention: Investor Relations, Telephone: (212) 299-2669.

QUORUM; REQUIRED VOTE; ABSTENTIONS; NON-VOTES

The presence in person or by proxy of the holders of one-third of the outstanding shares of the Company’s capital stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Proposals shall be determined by a plurality of the votes cast. Abstentions and broker non-votes will also be counted for purposes of determining the presence or absence of a quorum, but they will not be counted as votes cast.

ELECTION OF DIRECTORS

Nominees

The Certificate of Incorporation and Bylaws of the Company provide for a board of directors of fifteen (15) directors. The directors shall be divided into two classes, Class I and Class II. Class I shall consist of seven (7) directors and Class II shall consist of eight (8) directors. The term of the Class I directors shall expire in 2010, and thereafter, Class I directors will continue to be elected to two-year terms. The term of the Class II directors shall expire in 2009, and thereafter, Class II directors will continue to be elected to two-year terms. Throughout this Proxy Statement, the subsidiaries of the Company, New York Mercantile Exchange, Inc. shall be referred to as “NYMEX Exchange” or the “NYMEX Division,” and Commodity Exchange, Inc. shall be referred to as “COMEX” or the “COMEX Division.” NYMEX Exchange and COMEX shall collectively be referred to as the “Exchange.” Owners of Class A Memberships in NYMEX Exchange shall be referred to as “Class A Members.”

The name of each nominee, together with his respective category, is set forth below. Each of the director nominees is currently a director, except for John McNamara, who, upon the recommendation of the corporate governance and nominating committee, was nominated by the board of directors to stand for election in the category of independent director.

PROPOSAL 1 – ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE FOLLOWING NOMINEES.

CLASS I DIRECTORS WHOSE TERMS END IN THE YEAR 2010

PRESIDENT DIRECTOR

(ONE two-year term to expire 2010)

JAMES NEWSOME	Director since 2006 President and Chief Executive Officer	Age 48

James Newsome has been the president of the Company since August 2004 and chief executive officer since March 14, 2006. Prior to joining the Company, Dr. Newsome was appointed by President George W. Bush and served as chairman of the Commodity Futures Trading Commission (“CFTC”) upon U.S. Senate confirmation in December 2001. Dr. Newsome had been a commissioner at the CFTC since August 1998. During his CFTC tenure, Dr. Newsome served as a member of the President’s working group on financial markets and the President’s corporate fraud task force. Dr. Newsome serves on the executive committee of the Company and is the co-chairman of the political action committee. Dr. Newsome serves on the boards of DME Holdings Limited, Dubai Mercantile Exchange Limited, the National Futures Association and Canadian Resources Exchange Inc. Dr. Newsome also serves on the board of the NYMEX Charitable Foundation. Dr. Newsome is a graduate of the University of Florida and Mississippi State University.

PUBLIC

(ONE two-year term to expire 2010)

DENNIS SUSKIND	Public Director since 2006	Age 65
Class A Member from 1969 until 1991

Dennis Suskind is chairman of the audit committee, and serves on the compensation and corporate governance and nominating committees. Mr. Suskind joined J. Aron & Company in 1961 where he served as executive vice president and was responsible for the worldwide precious metal trading operations. In 1980, Mr. Suskind became a general partner of Goldman Sachs upon its acquisition of J. Aron & Company where he continued to lead the metals operations for the next ten years until his retirement in 1990. During his tenure in trading metals,

Mr. Suskind served as vice chairman of NYMEX Exchange, vice chairman of COMEX, a member of the board of directors of Futures Industry Association, a member of the board of directors of International Precious Metals Institute, and a member of the boards of the Gold and Silver Institutes in Washington, D.C. In 2005, Mr. Suskind was elected to the Futures Industry Association’s Hall of Fame. Mr. Suskind has previously served as an elected official of the town of Southampton, NY. He currently serves as vice chairman of Bridgehampton National Bank, president of the board of directors of the Arthur Ashe Institute for Urban Health, a member of the board of United Equity Fund, and president of the Hampton Classic Horse Show. He is also president of the board of the Stein Ericksen Lodge in Deer Valley, Utah. He has served as a member of the president’s council of the Peconic Land Trust, president of Brown University’s parent council, a founding member of Mt. Sinai’s Hospital Associates, a board member of the Nature Conservancy, and a board member of the Collegiate School and Marymount Schools in New York, among others.

INDEPENDENT

(THREE two-year terms to expire 2010)

WILLIAM FORD	Director since 2006	Age 46

William Ford is the chief executive officer and a managing director of General Atlantic LLC (“General Atlantic”), a leading global private equity firm which acquired a stake in the Company on March 14, 2006 pursuant to a stock purchase agreement. Mr. Ford has been with General Atlantic (and its predecessor) since 1991. Mr. Ford serves on the compensation, corporate governance and nominating and finance committees. Mr. Ford is the co-chairman of the political action committee. Mr. Ford is a director of NYSE Euronext and Getco Holding Company, LLC.

WILLIAM MAXWELL	Director since 2007	Age 47
Class A Member since 2003

William Maxwell has been the vice president and general manager of Conagra Trade Group, Natural Gas Group since September 1, 2007. He previously served as president of ONEOK Energy Services (“ONEOK”) from January 2006 until September 1, 2007. Mr. Maxwell joined ONEOK in 1995 as a director of risk management and later became vice president of financial trading and then senior vice president of trading. Prior to joining ONEOK, Mr. Maxwell served as a director of financial trading at NorAm Energy, based in Houston, Texas. Mr. Maxwell serves on the natural gas delivery committee of the Company. Mr. Maxwell is a member of the Natural Gas Association of Oklahoma.

JOHN McNAMARA	Class A Member since 1991	Age 51

John McNamara has been the president of McNamara Options since 1998. He also serves as a vice president at Mizuho Securities USA Inc. since November 2006. Prior to that, Mr. McNamara was a vice president with R.J. O’Brien, Inc. Mr. McNamara has been an options floor trader on the Exchange since 1986. He was vice president of Banc One Brokerage International Corporation from 1999 until July 2004. From 1992 to 1998, Mr. McNamara was a floor broker for ABN AMRO, Inc. Prior to that, Mr. McNamara worked for various futures commission merchants. He has been a COMEX Division member since 1985 where he previously traded options. Mr. McNamara is the vice chairman of the control and FCM advisory committees. Mr. McNamara serves on the arbitration, bylaws and compliance review committees. Mr. McNamara previously served on the board of directors of the Company from 2001 until 2006.

AT LARGE

(TWO two-year terms to expire 2010)

STEPHEN ARDIZZONE	Director since 2003	Age 46
Class A Member since 1986

Stephen Ardizzone is a senior managing member of Zone Equity Group LLC, a proprietary trading firm, and president of Zone Energy Group, Inc. Mr. Ardizzone has been trading metals and energy since 1981. Mr. Ardizzone has been active on various committees of the Company’s board of directors for the last 20 years. Mr. Ardizzone is the chairman of the business conduct, control, delivery and facilities committees, co-chairman of the membership committee and co-vice chairman of the compliance review committee. Mr. Ardizzone serves on the executive committee of the Company. Mr. Ardizzone serves on the boards of DME Holdings Limited and Dubai Mercantile Exchange Limited.

A. GEORGE GERO	Director since 1999	Age 71
Class A Member since 1966

A. George Gero has been a senior vice president of RBC Wealth Management (formerly known as RBC Dain Rauscher) and a vice president of global futures at RBC Capital Markets since December 2005. Mr. Gero was a senior vice president of Legg Mason Wood Walker, Inc. from 2003 until December 2005. Mr. Gero held various positions with the futures division of Prudential Securities, Inc., from 1981 to 2003, most recently as a senior vice president of investment and as a first vice president. Mr. Gero first served as a board member of NYMEX Exchange in 1976 and has been a member of the COMEX Division since 1976, the American Stock Exchange since 1995, ICE Futures U.S. (formerly the Board of Trade of the City of New York or NYBOT) since 1984, the Philadelphia Stock Exchange since 2003 and NYMEX Exchange since 1966. Mr. Gero is the chairman of the adjudication committee, co-chairman of the arbitration committee, vice chairman of the membership committee, and co-vice chairman of the FCM advisory and political action committees. Mr. Gero also serves on the bylaws, compliance review and finance committees. Mr. Gero is the chairman of the Commodity Floor Brokers and Traders Association. Mr. Gero is currently a board member of the International Precious Metals Institute and the Philadelphia Board of Trade division of the Philadelphia Stock Exchange. Mr. Gero is a member of the Financial Planning Association of New York, the Managed Funds Association and a senior conferring member of NYMEX Exchange. He previously served as a director of the New York Futures Exchange, the Commodity Clearing Corporation and FINEX.

CLASS II DIRECTORS WHOSE TERMS END IN THE YEAR 2009

VICE CHAIRMAN

(ONE one-year term to expire 2009)

THOMAS GORDON	Director since 2006	Age 47
Class A Member since 1983

Thomas Gordon has been a member of NYMEX Exchange since 1983. From 1984 to 1990, he was a partner and vice president of Bay Area Petroleum, a brokerage entity that was instrumental in developing oil futures trading. In 1991, Mr. Gordon began proprietary trading in the oil markets. He has been an independent energy trader for the past seventeen years. Mr. Gordon has served on the executive committee of the Company since 2006. Mr. Gordon is the chairman of the compliance review committee, co-chairman of the NYMEX Charitable Foundation, vice chairman of business conduct committee and co-vice chairman of the political action committee. Mr. Gordon also serves on the appeals and finance committees.

INDEPENDENT

(ONE one-year term to expire 2009)

HOWARD GABLER	Director since 2007	Age 67

Howard Gabler is a managing director of Glocap Search, LLC and has twenty-five years of experience in the executive search business. Mr. Gabler was a founding partner and president of G.Z. Stephens Inc., a retainer-based executive search firm specializing in senior level assignments for investment banks, asset managers, broker dealers, and exchanges both domestically and internationally. Prior to that, Mr. Gabler was responsible for the securities and commodities group at Hadley Lockwood, Inc., servicing a similar client group. He is also a certified public accountant. Previously, Mr. Gabler served as NYMEX Exchange’s executive vice president and helped develop its energy contracts. Mr. Gabler previously served as a public director of the Company from August 2005 until the end of his term in April 2006. Mr. Gabler serves on the audit, compensation and compliance review committees.

The following Class II Directors are expected to serve until the 2009 Annual Meeting:

CHAIRMAN

RICHARD SCHAEFFER	Chairman since 2006	Age 55
Director since 1990
Class A Member since 1981

Richard Schaeffer was the vice chairman from 2004 until his election as chairman in 2006. Mr. Schaeffer was the treasurer from 1993 to 2004 and has served on the executive committee of the Company since 1992. From 1997 until April 2006, Mr. Schaeffer was an executive director of Global Energy Futures for ABN AMRO, Inc. From 1992 to 1997, Mr. Schaeffer was a senior vice president/director of the Chicago Corp., which was a clearing member of both the NYMEX Division and the COMEX Division, until its buyout by ABN AMRO, Inc. Mr. Schaeffer is the chairman of the board of the NYMEX Charitable Foundation. Mr. Schaeffer serves on the board of directors of Montréal Exchange, Inc. Mr. Schaeffer also serves on the board of directors of the Juvenile Diabetes Foundation. Mr. Schaeffer is a graduate of the University of Maryland.

PUBLIC

MELVYN FALIS	Public Director since 2001	Age 67

Melvyn Falis is the chairman of the corporate governance and nominating committee, and serves on the audit, clearinghouse and compensation committees. Mr. Falis has been a partner at Gusrae, Kaplan, Bruno & Nusbaum, PLLC, since 1987. He was a public member of the board of directors of the New York Futures Exchange and, since 1999, has served as a public member of the board of directors of the Commodity Floor Brokers and Traders Association. He has served as co-chairman of the international advisory committee and co-vice chairman of the institutional money management advisory committee. Mr. Falis served as NYMEX Exchange’s general counsel from 1977 to 1983 and was a principal author of its heating oil contract. Prior to his service as general counsel, Mr Falis was a commodities and securities counsel for Bache Halsey Stuart, a predecessor firm to Prudential Securities, Inc.

ROBERT STEELE	Public Director since 1999	Age 69

Robert Steele is the chairman of the compensation committee, and serves on the audit and corporate governance and nominating committees. Mr. Steele was a public director of NYMEX Exchange from 1988 to 1994 and was re-appointed to its board in 1999. A former banker, Mr. Steele has been vice chairman of the John Ryan Company since 1996 and was director of the Merlin Retail Financial Center from 1994 to 2005. He is director of the American Stock Exchange and NLC Mutual Insurance Company, and was chairman of publicly listed Moore Medical Corporation prior to its sale. Mr. Steele was a U.S. Congressman (Second District, CT

1970-1974), serving on the House Foreign Affairs committee and chairing or co-chairing Congressional Task Forces on international drug trafficking and problems of the aging. Following Congressional service, he was appointed chairman of the social security committee of the White House conference on aging. Mr. Steele served as a Soviet affairs specialist in the Central Intelligence Agency, and was a visiting lecturer in government at the United States Coast Guard Academy. He is the recipient of an honorary Doctor of Laws degree from Sacred Heart University in Connecticut.

INDEPENDENT

DANIEL RAPPAPORT	Director since 2006	Age 54
Class A Member since 1981

Daniel Rappaport served as NYMEX Exchange’s chairman of the board and chief executive officer from 1993 through March 2001 during which time he led NYMEX Exchange through the merger with COMEX, relocated NYMEX Exchange to its new headquarters facility and led NYMEX Exchange from a New York not-for-profit company to a demutualized, for-profit, Delaware corporation. Mr. Rappaport was first elected to NYMEX Exchange’s board in 1986. Mr. Rappaport currently manages private investments. Mr. Rappaport was appointed by the U.S. Secretary of Energy and served as a member of the National Petroleum Council and was also appointed and served as a member of the CFTC global markets advisory committee. In addition, Mr. Rappaport served as a board member of the Futures Industry Institute and as a trustee on the board of trustees of New York Law School.

AT LARGE

NEIL CITRONE	Director since 2006	Age 44
Class A Member since 1995

Neil Citrone is currently the managing director of Pioneer Futures, Inc., a division of MF Global and primarily oversees customer relations. He has been employed by Pioneer Futures, Inc. since 1990 where his responsibilities have included managing the clearing functions, overseeing customer activity and providing leadership toward the growth of the firm. Mr. Citrone has been an active member of the Futures Commission Merchant group (“FCM”) and trading community of NYMEX Exchange since 1987. Mr. Citrone serves on the executive committee of the Company. Mr. Citrone is the chairman of the appeals and FCM advisory committees and co-chairman of the NYMEX Charitable Foundation. He also serves on the clearinghouse and compliance review committees. Mr. Citrone served on the Exchange’s board of directors from 1997 through 2001. In 2000, he also served on the executive committee of the Exchange and was its corporate secretary.

FRANK SICILIANO	Director since 2006	Age 60
Class A Member since 1985

Frank Siciliano serves as the treasurer of the Company. Mr. Siciliano serves on the executive committee of the Company. Mr. Siciliano is the chairman of the bylaws, facilities and finance committees and co-chairman of the arbitration committee. Mr. Siciliano also serves on the compliance review and membership committees. Mr. Siciliano has been involved in the commodity business for over thirty years. He began his career at COMEX in 1974 as assistant to the president. Over the next six years, he was promoted to senior vice president and chief operating officer of COMEX. Between 1974 and July 1976, Mr. Siciliano coordinated the development and construction of the Four World Trade Center complex, which consolidated four commodity exchanges onto one trading floor. Upon his resignation from COMEX in 1981, Mr. Siciliano began his trading career on the floor of COMEX, as a silver independent trader. In 1985, Mr. Siciliano acquired a Class A membership in the NYMEX Division, where he began trading crude oil as an independent trader. In 1997, he began to trade natural gas as an independent trader. In 2006, he established a brokerage company, GASO Brokerage, Inc. Mr. Siciliano is a director of Russian Energy Futures Limited. He also served as vice chairman of Futures and Options for Kids. Prior to his employment with COMEX in 1974, Mr. Siciliano was a professor of economics at Pace University.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company’s related party transactions process includes key activities required to identify related parties, determine that related party transactions are conducted on an arm’s length basis and disclose related party transactions in the Company’s filings with the SEC. Related party transactions and terms of those transactions are identified, reviewed, and disclosed in accordance with Item 404 of Regulation S-K (“Item 404”) under the Securities Act of 1933, as amended (the “Securities Act”), and in accordance with the Company’s written Related Party Transactions Policy and Procedures. A “Related Party” is a member of the board of directors, an executive officer or a member of the immediate family of such director or executive officer. A Related Party can also be a nominee for director or a member of the immediate family of such nominee for director, or an entity in which the director, nominee for director, executive officer or their immediate family member holds an executive officer position or a more than 10% direct or beneficial equity ownership.

The Company typically has the following types of related party transactions that are subject to reporting:

•	Lease Transactions – Reportable when a Related Party pays, or commits to pay, over $120,000 in rent as a tenant of the Company.

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Clearing Transactions – Reportable when a Related Party pays clearing fees that exceed 5% of (i) the Company’s consolidated gross revenues for its last full fiscal year or (ii) such Related Party’s consolidated gross revenues for its last full fiscal year.

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Business Dealings – Reportable when a Related Party pays fees to, or receives fees from, the Company that exceed 5% of (i) the Company’s consolidated gross revenues for its last full fiscal year or (ii) such Related Party’s consolidated gross revenues for its last full fiscal year.

•	Investments – Reportable when the Company has investments managed by an entity that is owned or managed by a Related Party.

•	Other Transactions – Reportable when the amount involved exceeds $120,000 and a Related Party has a direct or indirect material interest in the transaction.

The General Counsel and the Vice President of Administration and Corporate Secretary of the Company become aware of reportable or material related party transactions during the course of the year through notification by the Related Party or an applicable employee of the Company. The General Counsel and the Vice President of Administration and Corporate Secretary are responsible for ensuring that the board of directors reviews the relevant proposed transaction (with the exception of ordinary course transactions such as lease transactions at pre-established lease rates and clearing relationships subject to standard clearing fees), and approves (a majority vote of disinterested directors is required) such transaction if the board of directors determines that the proposed transaction terms are fair to the Company and have been negotiated at arm’s length. Such determination will be made based upon a review of the facts and circumstances surrounding the transaction, and upon guidance provided by the legal and finance departments as well as any additional advisors as determined by the board. Transactions with Related Parties that are based on the Company’s pre-established or standard rates do not require pre-approval by the board of directors because they are automatically considered to be “arm’s length transactions.” Any material deviation from standard fees (e.g. rent and clearing) would be presented to the board for its approval. Under certain special circumstances, where timing is critical, the executive committee of the Company may approve a related party transaction and subsequently submit it to the full board of directors for ratification.

The legal and finance departments draft disclosure language regarding the approved related party transactions for inclusion in relevant SEC filings, including the Company’s Annual Report on Form 10-K and its Proxy Statement for Annual Meeting of Stockholders.

The nature of the Company’s business gives rise to frequent related party transactions. The majority of the Company’s shareholders, including several members of its board of directors, frequently do business with the Company. The Company’s board of directors establishes fees and usage charges and also determines the level of payments under any proprietary fee reduction or other cost reduction programs. Members of the Exchange, many of whom act as floor brokers and floor traders, benefit from trading rules, membership privileges, such as payment of insurance benefits and fee discounts that enhance their trading opportunities and profits. Members of the Exchange pay fees, which may be substantial, either directly or indirectly, to the Exchange in connection with the services the Company provides. The Company believes that the payments made by its directors, eight of whom either own or hold via an ABC Agreement Class A memberships in NYMEX Exchange, are on terms no more favorable than those given to unaffiliated persons.

Certain members of the Company’s board of directors may serve as officers or directors of clearing member firms. These clearing member firms pay substantial fees to the Company’s clearinghouse in connection with services the Company provides. The Company believes that fees paid by, and the services provided to, these clearing firms are on terms no more favorable to those firms than terms given to other clearing member firms and individual members.

The following are descriptions of transactions involving the Company and Related Parties:

A. George Gero, a director of the Company, is a senior vice president of RBC Wealth Management (“RBC”) (formerly known as RBC Dain Rauscher), a securities firm which manages a portfolio of predominantly fixed income securities for the Company. The Company invested assets segregated for the benefit of the COMEX Members’ Recognition and Retention Plan (“MRRP”) totaling $11.9 million at December 31, 2007. Additionally, the Company invested with RBC assets segregated for the benefit of the special COMEX reserve fund totaling $481,747 at December 31, 2007. Mr. Gero does not personally receive any fees for either of these transactions.

David Greenberg, a director of the Company until May 10, 2007, is the president of Sterling Commodities Corp. (“Sterling”), an Exchange clearing member firm. Clearing and transaction fees earned from Sterling for the period January 1, 2007 through May 10, 2007 were approximately $1.48 million. Mr. Greenberg did not personally receive any fees for either of these transactions.

CORPORATE GOVERNANCE

Board Meetings and Committees

The board of directors of the Company held a total of 21 meetings during 2007. The Company held its Annual Meeting of Stockholders and no Special Meetings of Stockholders during 2007. None of the directors attended less than 75% of the board meetings or their respective committee meetings of the board of directors. The board of directors has established executive, audit, compensation, corporate governance and nominating and certain other committees. The board of directors established a compensation committee in 2002 and a corporate governance committee in 2003, which became the corporate governance and nominating committee in 2006 in connection with the Company’s initial public offering (“IPO”). The Company’s audit committee consists of the public directors and an additional independent director, the compensation committee consists of the public directors and additional independent directors and the corporate governance and nominating committee consists of the public directors and additional independent directors, all of whom satisfy the independence requirements set forth in the New York Stock Exchange listing standards. The Company has adopted charters for the audit, compensation and corporate governance and nominating committees, which are all available on the Company’s website at www.nymex.com (available under “Shareholder Relations,” “Investor Relations” and then “Corporate Governance Library”).

Executive Committee

The executive committee consists of Richard Schaeffer, James Newsome, Thomas Gordon, Stephen Ardizzone, Neil Citrone and Frank Siciliano. This committee met 11 times during 2007. The executive committee may exercise the authority of the board. The executive committee shall perform other duties as are specified by the board or as are provided in the Company’s bylaws.

Audit Committee

The audit committee consists of the public directors of the Company: Dennis Suskind (Chairman), Melvyn Falis and Robert Steele; and independent director Howard Gabler. In 2007, the audit committee met 22 times. The audit committee has direct oversight of the Company’s internal audit department and makes decisions concerning the engagement of independent public accountants, reviews with the independent public accountants the scope and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company’s internal accounting controls.

Compensation Committee

The compensation committee consists of the public directors of the Company: Robert Steele (Chairman), Melvyn Falis and Dennis Suskind; and independent directors, William Ford and Howard Gabler. In 2007, the compensation committee met 20 times. The compensation committee reviews issues related to executive compensation, such as salary and bonus ranges and incentive compensation plans. The compensation committee also determines the salary and bonus amounts for the chairman and chief executive officer and president. In addition, the compensation committee determines salary and bonus amounts for senior vice presidents and reviews and approves salary and bonus amounts for vice presidents.

Compensation Committee Interlocks and Insider Participation

The compensation committee is comprised entirely of independent directors.

Corporate Governance and Nominating Committee

In connection with the Company’s IPO and to comply with the New York Stock Exchange listing standards, the purview of the corporate governance committee was expanded in 2006 to include the nomination process.

The corporate governance and nominating committee consists of the public directors of the Company: Melvyn Falis (Chairman), Robert Steele and Dennis Suskind; and independent directors, William Ford and Harvey Gralla. In 2007, the corporate governance and nominating committee met 13 times. The purpose of the corporate governance and nominating committee is to develop and recommend to the board of directors corporate governance principles applicable to the Company, oversee the Company’s policies, practices and procedures in the area of corporate governance, and identify, evaluate and recommend to the board potential candidates to serve on the board of directors of the Company.

Executive Sessions

In accordance with the New York Stock Exchange (“NYSE”) Corporate Governance Standards, the Company’s non-management directors meet regularly in executive sessions without the executive chairman and the president and chief executive officer of the Company or other members of management present. No formal board action may be taken at any executive session; however, the non-management directors may provide recommendations to the board of directors. In 2007, the non-management directors held 4 such executive session meetings.

In 2007, the board of directors appointed Dennis Suskind, a public director and chairman of the audit committee, to serve as “lead director.” The duty of the lead director is to assist in coordinating the efforts of the independent directors in the interest of ensuring that objective judgment is brought to bear on sensitive issues involving the management of the Company and the performance of the Company’s senior management.

Stockholder-Director Communications

The board of directors has established a process to receive communications from stockholders and other interested parties. Any stockholder desiring to communicate with the board of directors or individual directors, including the lead director or the non-management directors, regarding the Company, may contact either the board of directors or an individual director by sending such communication to the attention of the board or such director, in each case, care of the Company’s investor relations department, which is responsible to ensure that all such communications are promptly provided to the board or such director. Any such communication may be sent by mail to NYMEX Holdings, Inc., Attn: Investor Relations, One North End Avenue, New York, New York 10282-1101. Communications that consist of stockholder proposals must instead follow the procedures set forth under “Stockholder Proposals” on page 49 of this Proxy Statement and, in the case of recommendations of director candidates, “Director Nomination Process,” on page 47 of this Proxy Statement.

Code of Ethics

The Company has adopted a code of ethics for its principal executive officers and senior financial officers. A copy of the Company’s code of ethics is available on the Company’s website at www.nymex.com (available under “Shareholder Relations,” “Investor Relations,” “Corporate Governance Library” and then “Code of Ethics”). The Company intends to post on its website material changes to, or waivers from, its code of ethics, if any, within two days of any such event. As of the date of this Proxy Statement, there were no such changes or waivers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”), to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. The Reporting Persons are required to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 2007, or written representations from certain Reporting Persons, all Section 16(a) filing requirements applicable to its Reporting Persons were complied with by the respective reporting persons, except that: (i) one Form 4, which the Company had undertaken to file on behalf of each of Messrs. Ardizzone, Citrone, Falis, Ford, Gero, Gordon, Gralla, Rappaport, Siciliano, Steele and Suskind, each in connection with the annual non-employee director grants awarded on May 10, 2007; (ii) one Form 4, which the Company had undertaken to file on behalf of Mr. Gaer in connection with an acquisition of the Company’s Series B common stock on January 2, 2007; (iii) one Form 4 for former director, who was subject to Section 16(a) requirements, David Greenberg, in connection with a sale of the Company’s common stock on June 8, 2007; and (iv) one Form 4 for former officer, who was subject to Section 16(a) requirements, William Purpura, in connection with a sale of the Company’s common stock on May 18, 2007, were filed late.

REPORT OF COMPENSATION COMMITTEE

The compensation committee of the board of directors is responsible for discharging the responsibilities of the board with respect to the compensation of the Company’s executive officers. The compensation committee consists of all public directors and certain independent directors, and acts pursuant to its charter, which is available on the Company’s Internet site at www.nymex.com (available under “Shareholder Relations,” “Investor Relations,” “Corporate Governance Library” and then “Compensation Committee Charter”). Pursuant to the authority granted under its charter, the compensation committee establishes performance goals and objectives for the chairman of the board and the president and chief executive officer. The compensation committee also evaluates the performance of the chairman of the board and the chief executive officer in light of those goals and objectives and determines the compensation for the chairman of the board and the chief executive officer. The compensation committee also evaluates, with input from the chairman of the board and the chief executive officer, the performance of the Company’s other officers and sets their compensation based upon the evaluation of their performance.

The compensation committee has retained the services of Frederic W. Cook & Co., Inc. (“FW Cook”), as its independent compensation consultant since 2006 to advise the compensation committee on matters pertaining to the Company’s executive and director compensation programs. In addition, the compensation committee has retained the services of outside counsel (the “Compensation Committee Counsel”) to advise it on legal and regulatory issues. The compensation committee assesses the information it receives in accordance with its business judgment. The compensation committee also periodically reviews director compensation. All decisions with respect to executive compensation are approved by the compensation committee and recommended to the full board for ratification. All decisions with respect to director compensation are made by the compensation committee and presented to the full board for final determination.

The compensation committee is responsible for administering the Company’s equity-based plans. The compensation committee, with input from its compensation consultants, FW Cook, and based upon its own collective experience and business judgment, has established equity grants for officers and directors of the Company, which have been periodically presented to the full board for its approval.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) for the year ended December 31, 2007 with management. In reliance on the reviews and discussions referred to above, the compensation committee recommended to the board that the CD&A be included in this Proxy Statement and be incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

The Compensation Committee—2007

Robert Steele (Chairman)

Melvyn Falis

William Ford

Howard Gabler

Dennis Suskind

The information contained in the foregoing Report of the Compensation Committee shall not be deemed to be “filed” or to be “soliciting material” with the SEC and, notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report of the Compensation Committee shall not be incorporated by reference into any such filings.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

The following discussion and analysis describes the Company’s compensation program as it applies to the following named executive officers (“NEOs”) in the Summary Compensation Table:

•	Dr. James Newsome, president and chief executive officer of the Company

•	Mr. Kenneth Shifrin, chief financial officer of the Company

•	Mr. Richard Schaeffer, executive chairman of the Company

•	Mr. Christopher Bowen, general counsel and chief administrative officer of the Company

•	Mr. Samuel Gaer, executive vice president and chief information officer of the Company

This discussion and analysis should be read in conjunction with the Summary Compensation Table, its accompanying footnotes and the additional tabular and narrative disclosure that follows the Summary Compensation Table.

Philosophy and Objectives of the Company’s Executive Compensation Program

The Company has made a commitment to maintain competitive compensation programs in order to attract and retain talented individuals, including NEOs, with the level of experience and ability the Company needs to develop and expand its business, which will lead to increased shareholder value. The Company’s executive compensation program is designed and operated to carry out this philosophy, as follows:

•	By providing NEOs and others with cash compensation that is competitive and consistent;

•	By providing incentives designed to achieve superior performance and continuously improve operating results and to increase shareholder value;

•	By providing competitive benefit programs; and

•	By developing a compensation strategy that awards successful performance and that promotes retention and continuity.

Among the Company’s fundamental beliefs about compensation is that executive compensation should not be based on the short-term performance of its stock, whether favorable or unfavorable, but rather that the price of its stock will, in the long-term, reflect its operating performance, and ultimately, the management of the Company by its executives. In pursuit of these objectives, the Company’s executive compensation program consists of two main elements, broadly categorized as “short-term compensation” and “long-term compensation.” The general elements of each, both of which are more thoroughly described in this CD&A, are as follows:

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Short-Term Compensation: The Company attempts to pay its executives annual base and bonus compensation at competitive levels. Certain perquisites that have been judged to be reasonable and competitive elements of compensation are provided to senior executives as well.

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Long-Term Compensation: Long-term compensation is provided primarily through grants under the 2006 Omnibus Long-Term Incentive Plan (“LTIP”), which provides for grants of: incentive stock options (“ISOs”); non-qualified stock options (“NSOs”); stock appreciation rights (“SARs”); restricted stock; restricted stock units (“RSUs”); and performance and annual incentive awards. The Company intends to grant primarily NSOs and RSUs, but may grant any other type of award available under the LTIP. By granting NSOs and RSUs in long-term compensation, executives are rewarded by the increased share value resulting from long-term improved financial performance.

The LTIP was implemented in 2006. At that time, the board of directors determined that there would be no annual awards to employees under the LTIP during 2007, but that the board would grant awards to newly-hired or promoted employees of the Company, or as deemed necessary. Beginning in 2008 and thereafter, annual awards, if any, for officers of the Company are determined in a meeting of the board expected to be held in January of such year. There are 4.3 million shares of Company common stock reserved for grants under the LTIP. Approximately 1.53 million shares were allocated to equity grants made in connection with the Company’s IPO, on November 17, 2006. During 2007, 63,000 shares were allocated with respect to equity grants to newly-hired and promoted employees, and 4,690 shares were allocated to non-employee directors as annual awards immediately following the Company’s annual meeting of shareholders, held on May 10, 2007, with subsequent grants made on June 6, 2007 of 1,027 shares to reflect an amendment to the Non-Employee Director Compensation Plan, and 309 shares to a new director and the new vice chairman in December 2007, all in accordance with the discussion in the section entitled Compensation of Directors, below. In January 2008, 425,200 shares were allocated with respect to annual equity grants to officers and employees of the Company; an aggregate of 132,000 of those shares were allocated with respect to annual equity grants to NEOs.

The Company sponsors a defined contribution plan (the “401(k) Plan”) that incorporates a deferred salary arrangement under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), to all eligible domestic employees. The Company matches employee contributions up to a maximum of 3% of salary. In addition, the Company makes annual contributions ranging from 2% to 7% based upon tenure for each eligible 401(k) Plan member. NEOs are eligible to participate in this 401(k) Plan.

The Company sponsors a nonqualified deferred compensation plan, the Amended and Restated New York Mercantile Exchange Deferred Compensation Plan for Key Employees (the “Deferred Plan”), for key employees to permit them to defer receipt of current compensation. The Company may provide a matching and a regular year-end contribution to the Deferred Plan. Matching and year-end contribution percentages follow the same guidelines as the Company’s 401(k) Plan. The Deferred Plan is not intended to be a qualified plan under the provisions of the Code. It is intended to be unfunded and, therefore, all compensation deferred under the Deferred Plan is held by the Company and commingled with its general assets. All amounts deferred by employees to the Deferred Plan are immediately fully vested. The participating employees are general creditors of the Company with respect to these benefits. The Company has the right to amend, modify, or terminate the Deferred Plan at any time. NEOs are eligible to participate in the Deferred Plan.

Role of Peer Group Analysis

During 2007, the compensation committee, working with its independent outside compensation consultants, FW Cook, and the Compensation Committee Counsel, reviewed the peer group of companies used for compensation benchmarking purposes and determined that the peer group used continued to be appropriate. Although FW Cook’s fees and expenses are paid by the Company, the firm is retained by the compensation committee and does not perform any other services for the Company. The Compensation Committee Counsel’s fees and expenses are also paid by the Company, but the Compensation Committee Counsel has been retained solely at the direction of the compensation committee to serve as special independent counsel to the compensation committee.

With the assistance of FW Cook and the Compensation Committee Counsel, the compensation committee reaffirmed that exchanges and certain related financial or investment entities continue to reflect either the business environment in which the Company operates or entities from which it would seek to attract executive talent or with which it would compete for executive talent. In light of this review, the following peer companies continued to be appropriate comparatives:

CME Group Inc. (“CME”)	Investment Technology Group, Inc.
GFI Group Inc.	Knight Capital Group, Inc.
IntercontinentalExchange, Inc.	Nasdaq OMX Group, Inc.
International Securities Exchange Holdings, Inc.	NYSE Euronext

In establishing NEO compensation for 2007, the compensation committee reviewed comparative compensation data on the peer companies obtained from publicly available sources. The general peer group consisted of eight (8) companies similar to the Company. Data reviewed included base salary, bonus compensation and stock-based equity compensation for the five NEOs, at the 50th, 75th , and 90th percentiles for each category. The compensation committee used this comparative data to calibrate proposed salary increases and bonus payments for the Company’s NEOs. While benchmark comparisons assist the compensation committee in discharging its duties responsibly, by establishing an objective reference point to determine whether NEOs are being reasonably and competitively compensated, benchmarks are only one of a number of factors upon which the compensation committee considered in establishing NEO compensation. Other factors include competitive pressures for key talent in the New York and global employment markets, the relatively low percentage of historical equity as a long-term component of overall compensation enjoyed by its NEOs, the result of a lack of the establishment of a long-term equity plan prior to 2006, which drives a concomitant need to provide enhanced short-term compensation through salary and bonus, and similar factors unique to the Company and its operation.

Design and Operation of Executive Compensation Program

Base Salary

Base salaries for NEOs are established by the compensation committee at the date of hire based on competitive market data, current salary levels within the Company and the bargaining process needed to attract a particular executive, as applicable. Base salary is reviewed annually by the compensation committee for Mr. Schaeffer, by the compensation committee with input from Mr. Schaeffer for Dr. Newsome, and by the compensation committee with input from Mr. Schaeffer and Dr. Newsome for all other NEOs. Particular base salary information for each of the Company’s NEOs for 2007 is as follows:

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Dr. James Newsome serves as the Company’s president and chief executive officer. Dr. Newsome provided his services to the Company pursuant to the terms of an employment agreement dated as of August 2, 2004, which by mutual agreement, was not renewed on August 1, 2007. As of August 1, 2007, Dr. Newsome serves without an employment agreement. Pursuant to the terms of Dr. Newsome’s expired employment agreement, Dr. Newsome received an annualized base salary of $900,000 during 2007. The compensation committee maintained Dr. Newsome’s annual salary after expiration of his employment agreement, after review and consideration of market factors and competitive data.

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Mr. Kenneth Shifrin serves as the Company’s chief financial officer, without an employment agreement. His annualized base salary for 2006 was $225,000. Effective January 2007, Mr. Shifrin’s annualized based salary increased to $325,000, based on a review of comparative data for public company chief financial officers and to reflect the added responsibility Mr. Shifrin has undertaken as the chief financial officer of a publicly-traded company. Upon further review of comparative data, the compensation committee increased Mr. Shifrin’s base salary to $400,000, effective as of January 1, 2008.

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Mr. Richard Schaeffer, the executive chairman of the board of directors of the Company, serves without an employment agreement. Mr. Schaeffer was elected as the Company’s chairman in May 2006. His annualized base salary was increased from $600,000 to $900,000, effective January 2007, resulting in annualized base salary for 2007 of $900,000. The compensation committee approved this increase in Mr. Schaeffer’s base salary after reviewing comparative data, which indicated that Mr. Schaeffer’s base salary was not competitive in the range the compensation committee deemed appropriate. The compensation committee evaluated the enhanced role Mr. Schaeffer would assume following the Company’s IPO and determined Mr. Schaeffer’s compensation accordingly. Internal parity was also a factor, as this adjustment to salary creates an appropriate separation in base compensation between Mr. Schaeffer and the officers who report to him, and is consistent with the base compensation paid to Dr. Newsome, the Company’s president and chief executive officer.

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Mr. Christopher Bowen serves as the Company’s general counsel and chief administrative officer, pursuant to the terms of an employment agreement dated March 1, 2006, as amended by the first amendment, effective as of November 17, 2006 and served as the Company’s Corporate Secretary from 2006 until January 2008. Pursuant to the terms of Mr. Bowen’s employment agreement, as amended, he received an annual base salary of $500,000 during 2007.

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Mr. Samuel Gaer serves as the Company’s executive vice president and chief information officer, pursuant to the terms of an employment agreement dated March 31, 2003, as amended by the first amendment, dated March 31, 2006, and further amended by the second amendment, effective as of November 17, 2006. Pursuant to the terms of Mr. Gaer’s employment agreement, as amended, he received an annual base salary of $500,000 during 2007. The compensation committee increased Mr. Gaer’s base salary to $600,000, effective April 1, 2008, to reflect his increased responsibilities as executive vice president.

Bonus Compensation

The compensation committee approved bonus payments to NEOs for 2007 based on (1) the terms of their respective employment agreements, if any, which were each individually negotiated by the compensation committee and approved by the board and/or (2) achievement and (3) financial performance of the Company. The compensation committee subsequently determined bonus payments in accordance with the terms of the Incentive Compensation Plan (the “2002 Incentive Plan”), approved by the Company’s stockholders at their Annual Meeting in 2002. Under the 2002 Incentive Plan, bonus awards are based upon an increase in the Company’s consolidated earnings before interest, taxes, depreciation and amortization, before giving effect to losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, liquidity incentive programs or other forms of trading rebates and any unusual nonrecurring gain or loss (“EBITDA”). Under the 2002 Incentive Plan, neither the executive chairman nor the president may receive a bonus award for any fiscal year that exceeds 3.0% of the Company’s consolidated EBITDA for that fiscal year. In addition, no other executive officer may be awarded a bonus under the 2002 Incentive Plan for any fiscal year that exceeds 1.5% of the Company’s consolidated EBITDA for that fiscal year. These two limitations are referred to herein as the “Overall Individual Limits.”

The compensation committee awarded bonus payments to NEOs for 2007 after review of Company financial performance and achievement. In 2006, the board established a policy (but did not amend the 2002 Incentive Plan) whereby the annual cash bonus payment to each of the chairman and the president and chief executive officer would not exceed $2,000,000. The board considered the policy it had adopted in 2006 prior to the Company’s IPO and eliminated such policy since it was no longer relevant in light of public company compensation standards and the enhanced disclosure requirements with respect to the compensation of NEOs. The board, at the recommendation of the compensation committee, maintained in force the Overall Individual Limits. Each of Messrs. Bowen and Gaer are guaranteed a minimum bonus of $250,000 under the terms of their respective employment agreements.

Bonuses were determined under the 2002 Incentive Plan after certification of EBITDA performance results by the compensation committee. The compensation committee reviewed NEO performance during 2007, including a review of their efforts in directing and promoting the Company after its successful IPO in November 2006. Based on the overall financial performance of the Company for the period ended December 31, 2007, the compensation committee determined that bonus compensation between the 75th and 90th percentile of the comparator group was appropriate for the NEOs. In determining the actual amount of NEO bonuses, the compensation committee also reviewed the total indirect compensation (cash and equity) available to similarly situated executive officers, some of whom had been receiving equity grants over an extended period of time. Consistent with its overall approach to short-term compensation, and after careful consideration of performance and comparative data, the compensation committee recommended to the board, and the board approved, the following:

NEO	2007 Bonus
Dr. Newsome	$2,600,000
Mr. Shifrin	$300,000
Mr. Schaeffer	$3,600,000
Mr. Bowen	$250,000
Mr. Gaer	$500,000

The 2002 Incentive Plan is designed to ensure that bonuses paid will qualify as performance-based compensation under Section 162(m) of the Code. The compensation committee may determine awards that are outside the scope of the 2002 Incentive Plan. Moreover, to maintain flexibility, the compensation committee has not adopted a policy that all compensation must be deductible.

For 2007, total cash (base and bonus) compensation for the NEOs was as follows:

NEO	2007 Actual Base	2007 Merit Bonus	2007 Total Cash Compensation (bonus + base)
James Newsome	$900,000	$2,600,000	$3,500,000
Kenneth Shifrin	$325,000	$300,000	$625,000
Richard Schaeffer	$900,000	$3,600,000	$4,500,000
Christopher Bowen	$500,000	$250,000	$750,000
Samuel Gaer	$500,000	$500,000	$1,000,000

Equity-Based Compensation

The Company’s LTIP is used to provide long-term incentive compensation through equity awards, including stock options and RSUs. All equity and equity-like awards, such as options, restricted stock and RSUs, that may be granted under the LTIP will be granted, in general, pursuant to a four-year vesting schedule or a performance-based vesting schedule, or a combination of both.

The Company believes that equity compensation to executive officers aligns the interests of such executive officers with the interests of the other stockholders of the Company. Under the LTIP, stock options must always be granted at no less than fair market value on the date of grant. In all events, the Company’s executives realize gain on equity awards only if the Company’s share price increases from the date of grant. This provides a clear, direct and intuitive link between executive compensation and tangible increases in shareholder value. Although broad market conditions always influence any company’s share price, the Company and its board believe that granting stock options to executives will align their interests with the shareholders’ and motivate them to act in a superlative manner designed, in general, to improve the Company’s share price. In addition, awarding equity grants subject to a multi-year vesting schedule improves key employee retention efforts. Stability in the work force in a challenging and competitive business market is necessary to sustain growth.

No equity awards under the Company’s LTIP were made in 2007 to NEOs.

Equity awards were made to NEOs from the LTIP upon the occurrence of the IPO, on November 17, 2006 (the “IPO Awards”). Annual awards were also granted to all NEOs on January 9, 2008 (the “2008 Awards”). The 2008 Awards were publicly disclosed pursuant to filing requirements with the SEC under Section 16(a) of the Exchange Act and will be further described in the Company’s definitive proxy statement for 2009. Thus far, awards under the LTIP were either in the form of NSOs or RSUs. NSOs are options which provide the option-holder a future right to acquire Company common stock at a pre-determined exercise price, determined on the grant date. NSOs granted on the date of the IPO have an exercise price of $59 per share which is equal to the price per share of the Company’s common stock set in the final prospectus for the IPO. Future option awards will be granted at fair market value, using the closing or last price of Company common stock on the composite tape or other comparable reporting system for the grant date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date.

Each RSU represents a contingent share grant that is equal to one share of Company common stock. Payment of RSUs granted at the IPO are settled in shares of Company common stock upon vesting.

The IPO Awards and 2008 Awards are subject to an annual four-year vesting schedule, in general. Certain acceleration provisions apply to awards made to the Company’s NEOs. These acceleration provisions are discussed below in the Severance and Change in Control Provisions section. All options expire upon the earlier of the eighth anniversary of their grant date or within 90 days from an NEO’s termination of employment, except that in the case of a termination for Cause (the definition of “Cause” is set forth in the Grant Agreements section below), all NSOs not exercised on the termination date are forfeited.

In accordance with the terms of the LTIP and individual equity agreements, 25% of the IPO Awards vested on November 17, 2007. Options exercised and RSUs vested on that date for NEOs appear in the Option Exercises and Stock Vested for the Fiscal Year Ended December 31, 2007 table below; outstanding equity for NEOs as of December 31, 2007 appears below in the Outstanding Equity Awards at Fiscal Year End table below.

Retirement and Deferral Arrangements

The Company sponsors retirement and deferral arrangements in which the Company’s NEOs participate. The purpose of these plans and arrangements is to provide the Company’s NEOs, and other eligible employees, the opportunity to build up savings and benefits to be used in retirement.

The Company’s NEOs are eligible to participate in the Company-sponsored 401(k) Plan. The 401(k) Plan qualifies as a cash or deferred salary arrangement under Section 401(k) of the Code. Under the 401(k) Plan, all participating employees, including NEOs, may defer up to 25% of their pre-tax earnings, subject to the annual Code contribution limit. The Company matches contributions up to a maximum of 3% of salary. In addition, the Company makes annual contributions ranging from 2% to 7% based upon tenure for each eligible 401(k) Plan member. Employees vest immediately in their deferred contributions and vest in the Company’s contribution at a rate of 40% after two full years of service, and then 20% per year until fully vested at 100% after five years of service. Specific allocations for NEOs appear in the Summary Compensation Table below.

The Company’s NEOs are also eligible to participate in the Company-sponsored Deferred Plan. The Deferred Plan, in which only key employees are eligible to participate, permits the Company’s NEOs and other key employees to defer receipt of current compensation. The Company provides a matching contribution and a year-end profit sharing contribution that follows the terms of the 401(k) Plan. The Deferred Plan is not intended to be a qualified plan under the provisions of the Code. It is intended to be unfunded and, therefore, all compensation deferred under the Deferred Plan is held by the Company and commingled with its general assets. The participating employees are general creditors of the Company with respect to these benefits. The Company has the right to amend, modify, or terminate the Deferred Plan at any time. Participants in the Deferred Plan direct contributions to be invested among several different hypothetical investment options, which correspond with investment options under the 401(k) Plan. Amounts are distributed at separation from service in the form of either a lump sum payment or annual installments over five years. Employer contributions, earnings and account balances appear in the Nonqualified Deferred Compensation for the Fiscal Year Ended December 31, 2007 table below.

Perquisites

All employees are eligible to participate in the Company’s welfare plan benefits which include medical, dental, life, accidental death and dismemberment and long-term disability insurance and a flexible spending account. In addition, Messrs. Bowen and Gaer receive additional compensation for personal life and long-term disability policies, and Dr. Newsome receives additional compensation for the purchase of a life insurance policy. (The value of these benefits for each NEO is set forth in the Summary Compensation Table below.)

The Company’s NEOs are from time to time provided a limited number of perquisites whose primary purpose is the Company’s desire to minimize distractions from the executives’ attention to important Company initiatives. An item is not a perquisite if it is integrally and directly related to the performance of the executive’s duties. An item is a perquisite if it confers a direct or indirect benefit that has a personal aspect, without regard to whether it may be provided for some business reason or for the convenience of the Company, unless it is generally available on a non-discriminatory basis to all employees.

In 2007, the Company provided Mr. Schaeffer with certain security protection. The Company believes that such protection was advisable in light of current events and the role that the Company plays in global financial markets. (The cost of this benefit is set forth in the Summary Compensation Table below.)

The Effects of Regulatory Requirements on the Company’s Executive Compensation

Code Section 162(m). Section 162(m) of the Code limits to $1,000,000 per employee the deductibility of compensation paid to the executive officers required to be listed in the Company’s proxy statement unless the compensation meets certain specific requirements. The Company intends that all awards meet Code Section 162(m)’s requirements, but deductibility under Code Section 162(m) may not always be available or determinative. The Company was advised and consequently reported in its 2007 proxy statement, filed with the SEC on April 9, 2007, that the requirements of Section 162(m) were not yet applicable. The Company has now been advised that this was incorrect and that it was subject to the requirements of Code Section 162(m). The Company’s LTIP therefore does not currently meet the requirements of Code Section 162(m), and as a result, certain awards made to NEOs under the Company’s LTIP will not be fully deductible by the Company.

Code Section 409A. Code Section 409A generally modified the tax rules that affect most forms of deferred compensation that were not earned and vested prior to 2005. The compensation committee considers the implications under Code Section 409A in determining the design, including the form and timing of deferred compensation, paid to the Company’s executives, including NEOs. The Company’s non-qualified deferred compensation arrangements are administered in accordance with a reasonable good faith interpretation of the rules and guidance published under Code Section 409A.

Code Sections 280G and 4999. Section 280G of the Code limits the Company’s ability to take a tax deduction for certain “excess parachute payments” (as defined in Code Section 280G), and Section 4999 of the Code imposes excise taxes on certain executives who receive “excess parachute payments.” The compensation committee considers the adverse tax liabilities imposed by Code Sections 280G and 4999, as well as other competitive factors, when it designs and implements arrangements that may be triggered upon a change in control for all potentially affected employees, including the Company’s NEOs.

Accounting Rules. Various rules under generally accepted accounting principles determine the extent to which, and the manner in which, the Company accounts for grants under the LTIP in its financial statements. The compensation committee takes into consideration the accounting treatment under Statement of Financial Accounting Standards No. 123R (“SFAS No. 123R”) when determining the types of and value of grants under the LTIP for all employees, including the Company’s NEOs. The accounting treatment of such grants, however, is not determinative of the type, timing or amount of any particular grant of equity-based compensation to the Company’s employees.

Severance and Change in Control Provisions

Employment Agreements

Certain of the Company’s NEOs have employment agreements with the Company that respectively provide for payments and benefits upon certain types of terminations of employment, each of which is described below.

Separation Allowance

Those NEOs who are not a party to a specific employment agreement are eligible to participate in the Company’s separation allowance policy (the “Separation Allowance Policy”) that provides a discretionary severance payment upon certain types of “no-fault” terminations, including: job elimination, physical incapacity (disability), lack of qualifications, changed job requirements or reasons considered by the Company as “hardship,” which may include childcare, obligations caused by the death of a spouse or relocation of a spouse. Factors considered to determine separation payments are years of service and position. Senior vice presidents of the Company and above with six months to one year of service are eligible to receive two weeks of separation pay. Senior vice presidents of the Company and above with one but less than three years of service are eligible to receive four weeks of separation pay. Senior vice presidents of the Company and above with three but less than ten years of service are eligible to receive two weeks of separation pay for each year of service; those with ten or more years of service are eligible to receive two weeks per half year of service. In all events, separation pay is capped at 52 weeks of payments.

All NEOs are subject to non-competition and other restrictive agreements either under their respective employment agreements or under the terms of each of the NSO and RSU agreements provided to them in conjunction with the IPO Awards and the 2008 Awards (the “Grant Agreements”).

Grant Agreements

Under the terms of their respective award agreements, outstanding unvested equity granted in the IPO Awards and the 2008 Awards will 100% vest upon an NEO’s termination without Cause or Constructive Discharge during the 18-month period following a Change in Control. “Constructive Discharge” is defined in the Grant Agreements to mean termination on or within the 18-month period following a Change in Control after: (i) a material diminution in position, authority, duties, responsibilities or status; (ii) a reduction in base salary from the highest base salary in effect at any time within 12 months preceding the Change in Control; (iii) involuntary cessation of participation in any compensation plan participated in immediately prior to the Change in Control (or in a substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of participation relative to similarly situated employees; (iv) without written consent, relocation outside of the New York City metropolitan area; or (v) the Company’s failure to obtain an assumption of the agreement.

“Cause” is defined in the Grant Agreements by incorporating the definition of such term from the LTIP, and as applied to each holder of an award under the LTIP. “Cause” is defined in the LTIP to mean, as determined by the board: (i) engaging in any act, or failing to act, or misconduct that is injurious to the Company or its affiliates; (ii) gross negligence or willful misconduct in connection with the performance of duties; (iii) conviction of a criminal offense (other than minor traffic offenses); (iv) fraud, embezzlement or misappropriation of funds or property of the Company or an affiliate; (v) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the award holder and the Company or an affiliate; (vi) the entry of an order duly issued by any regulatory agency (including federal, state and local regulatory agencies and self-regulatory bodies) having jurisdiction over the Company or an affiliate requiring the removal from any office held by the award holder with the Company or prohibiting an award holder from participating in the business or affairs of the Company or any affiliate; or (vii) the revocation or threatened revocation of any of the Company’s or an affiliate’s government licenses, permits or approvals, which is primarily due to the award holder’s action or inaction and such revocation or threatened revocation would be alleviated or mitigated in any material respect by the termination of the award holder’s services.

“Change in Control” is also defined in the Grant Agreements by incorporating the definition of such term from the LTIP, and under the terms of the LTIP, a “Change in Control” means the occurrence of any of the following:

1.	Any ‘person’ (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the ‘beneficial owner’ (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities, provided, however, that a Change in Control shall not be deemed to occur if an employee benefit plan (or a trust forming a part thereof) maintained by the Company, directly or indirectly, becomes the beneficial owner of more than fifty percent (50%) of the then outstanding voting securities of the Company after such acquisition;

2.	The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in (a) the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (b) the directors of the Company immediately prior thereto continuing to represent at least fifty percent (50%) of the directors of the Company or such surviving entity immediately after such merger or consolidation; or

3.	The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets.

In all events, to the extent Section 409A of the Code applies to grants under the LTIP, the determination of whether a Change in Control shall be in accordance with such Section 409A. In addition, all payments will be made in accordance with Section 409A of the Code, to the extent such section applies.

Change in Control Plan

The Company has regularly explored strategic alternatives to enhance shareholder value, including a potential sale of the Company or other business combination transaction. In part, because the board of directors and the compensation committee believed that the Company likely would continue to explore strategic alternatives, including a potential sale of the Company or other business combination transaction, during October of 2007, the compensation committee requested that the Compensation Committee Counsel work with FW Cook to provide competitive data regarding the prevalence of change in control plans in the external market. During the fourth quarter of 2007, FW Cook provided information to the compensation committee regarding the overall general use of change in control plans, used by companies to attract and retain key personnel. The compensation committee determined that, consistent with the Company’s overall compensation policy, a change in control plan was appropriate to provide executives with security and a reasonable level of severance protection in case the company was sold and they were terminated or constructively terminated from their positions. The compensation committee determined that such plan would enable the Company’s management team to evaluate and assess potential corporate transactions on an objective, disinterested basis. FW Cook confirmed for the compensation committee that a substantial percentage of public companies use change in control plans for these and similar reasons, using plan designs similar to those proposed by FW Cook, and discussed below.

On January 9, 2008, the compensation committee recommended to the board, and, after review and discussion, the board approved, the NYMEX Holdings, Inc. Change in Control Severance Plan (the “Change in Control Plan”). The Change in Control Plan, which is in effect for an initial three-year term, provides payments and benefits to certain officers of the Company if they are terminated, either without Cause or for Good Reason, (i) during the 18-month period following a change in control, or (ii) at the request of a third party in contemplation of a change in control (and such change in control is consummated) (each a “Qualified Termination”). The definitions of “Cause” and “Change in Control” used in the Change in Control Plan are the same as those used in the LTIP and as set forth in the Grant Agreements section above. “Good Reason” is defined in the Change in Control Plan to mean, as determined by the board and unless otherwise provided in an applicable agreement between a participant and the Company or an affiliate: (i) a material diminution in the participant’s position, duties, or responsibilities; (ii) a material diminution in the participant’s base compensation; (iii) any relocation of the participant to a location that is more than 50 miles from the current location of the Company’s executive office; or (iv) a material breach of the participant’s employment agreement, which, in each case of subsections (i) through (iv), is not cured (if curable) within 45 days by the Company after receiving written notice thereof. The participant shall be required to provide the Company with written notice of termination for good reason within 45 days after the occurrence of the Good Reason event.

The Change in Control Plan establishes three tiers of participants who are officers of the Company. Under the terms of the Change in Control Plan, Mr. Schaeffer and Dr. Newsome are each Tier I participants.

Messrs. Bowen, Gaer and Shifrin are each Tier II Participants. The Change in Control Plan provides a lump sum payment upon a participant’s Qualified Termination of an amount equal to (i) his or her pro rata target bonus for the year in which the Qualified Termination occurs, and (ii) a multiple of the sum of (a) such participant’s base salary for the year in which the Qualified Termination occurs and (b) “Bonus,” where such multiple is, for Tier I participants, three (3), and for Tier II participants, two (2). “Bonus” for purposes of (b) in the preceding sentence means the average of a participant’s normal annual bonus (i.e., not including any “special non-annual bonuses”) for the prior three (3) years (or, if fewer, (y) the number of full fiscal years employed prior to the change in control or (z) the target bonus for the year of termination if the Participant was not eligible to receive a bonus during any of the prior three (3) years). Notwithstanding the foregoing, during 2008 and until such time in 2009 as annual bonuses may be paid for 2008, the phrase “two (2) years” is substituted for “three (3) years”. A “special bonus” includes special one-time, non-annual payments, such as retention awards, sign-on awards and similar bonuses not received when annual bonuses are normally paid to employees of the Company.

In addition, the Change in Control Plan provides for a modified tax gross up to certain participants who become entitled to receive payments or benefits in connection with a change in control of the Company (whether under the Change in Control Plan or any other agreement between the Company and the participant, notwithstanding any contrary provision in any such agreement, as applicable), to the extent such payments and benefits (individually or in the aggregate) subject participants to excise tax obligations under Sections 280G and 4999 of the Code. Under the Change in Control Plan, participants whose severance payments and benefits upon a Qualified Termination are less than 110% of their “capped amount” (defined below), will have their payments and benefits reduced to their capped amount. Participants whose severance payments and benefits upon a Qualified Termination exceed 110% of their capped amount, will receive a gross up payment from the Company with respect to the amount of any excise tax imposed under Section 4999 of the Code. An individual’s “capped amount” equals 2.99 multiplied by his or her “base amount.” A participant’s base amount, determined in accordance with Section 280G of the Code, is the average of his or her total compensation paid by the Company for employment services during the five-year (or such lesser number of years of employment) period ending on the last day of the calendar year preceding the year in which the Change in Control occurs.

Possible Impact of Proposed Merger on Change in Control Payments to NEOs

On March 17, 2008, the Company entered into an agreement and plan of merger in respect of the proposed merger with CME (the “Merger”). If the Merger is approved and completed, and if any of the NEOs incur a Qualified Termination, each will be eligible to receive payments and benefits under the Change in Control Plan. The Company has provided below illustrations of potential payments to NEOs in the event of a Change in Control followed by a Qualified Termination. For purposes of these illustrations, the following assumptions are used: (1) the Change in Control is consummated in 2008; (2) each NEO incurs a Qualified Termination in September 2008; and (3) the fair market value of a share of Company stock upon the date each NEO exercises his options and receives fully vested RSUs is $102 (the “Assumptions”). The Company makes no representations hereby that the Assumptions are, or will be, factually accurate.

Severance and Change in Control Payments for Dr. Newsome

The Company’s employment agreement with Dr. Newsome, its president and chief executive officer, effective as of August 2, 2004, expired on August 1, 2007 (the “Newsome Agreement”). At the expiration of the Newsome Agreement, Dr. Newsome and the Company mutually agreed not to renew the Newsome Agreement. Accordingly, as of August 2, 2007, Dr. Newsome is not a party to an employment agreement and is thus eligible to participate in the Separation Allowance Policy described above. Under the terms of the Separation Allowance Policy, Dr. Newsome would receive six weeks of base pay, in the event of a no-fault termination.

In addition, 100% of the NSOs and RSUs awarded will vest upon Dr. Newsome’s death or termination from employment because of disability.

Dr. Newsome participates in the Change in Control Plan. In accordance with its terms, if Dr. Newsome incurs a Qualified Termination, he will be eligible to receive a pro-rata payment of his target bonus for the year in which his Qualified Termination occurs. Dr. Newsome would also be eligible to receive a payment equal to three (3) times (i) his base salary for the year in which the Qualified Termination occurs and (ii) his Bonus. (See definition of “Bonus” in the Change in Control Plan section above.) In addition, under the terms of Dr. Newsome’s Grant Agreements, 100% of his unvested outstanding NSOs and RSUs will vest if his employment is terminated without Cause or because of a Constructive Discharge during the 18-month period following a Change in Control. (See Grant Agreements discussion above for the definition of Cause, Constructive Discharge and Change in Control.) Furthermore, Dr. Newsome will be entitled to a tax gross up to the extent any payments and benefits he receives (under the Change in Control Plan or all other agreements) subject him to excise tax obligations under Sections 280G and 4999 of the Code. Based on the Assumptions, the value of the payments and benefits that Dr. Newsome may receive upon a Qualified Termination after a Change in Control pursuant to the Change in Control Plan is $10,725,000 and the value of Dr. Newsome’s unvested outstanding NSOs and RSUs that will vest if his employment is terminated without Cause or because of a Constructive Discharge during the 18-month period following a Change in Control pursuant to the Grant Agreements is $9,196,500. Dr. Newsome would also be entitled to a tax gross up of $5,146,028 for his excise tax obligations resulting from a Change in Control.

Severance and Change in Control Payments for Mr. Shifrin

Mr. Shifrin is not a party to an employment agreement with the Company. Therefore, Mr. Shifrin is eligible to participate in the Separation Allowance Policy, described above. Under the terms of the Separation Allowance Policy, Mr. Shifrin would receive eight weeks of base pay, in the event of a no-fault termination.

Mr. Shifrin participates in the Change in Control Plan. In accordance with its terms, if Mr. Shifrin incurs a Qualified Termination, he will be eligible to receive a pro-rata payment of his target bonus for the year in which his Qualified Termination occurs. Mr. Shifrin would also be eligible to receive a payment equal to two (2) times (i) his base salary for the year in which the Qualified Termination occurs and (ii) his Bonus. (See definition of “Bonus” in the Change in Control Plan section above.) In addition, under the terms of Mr. Shifrin’s Grant Agreements, 100% of his unvested outstanding NSOs and RSUs will vest if his employment is terminated without Cause or because of a Constructive Discharge during the 18-month period following a Change in Control. (See Grant Agreements discussion above for the definition of Cause, Constructive Discharge and Change in Control.) Furthermore, Mr. Shifrin will be entitled to a tax gross up to the extent any payments and benefits he receives (under the Change in Control Plan or all other agreements) subject him to excise tax obligations under Sections 280G and 4999 of the Code. Based on the Assumptions, the value of the payments and benefits that Mr. Shifrin may receive upon a Qualified Termination after a Change in Control pursuant to the Change in Control Plan is $1,775,000 and the value of Mr. Shifrin’s unvested outstanding NSOs and RSUs that will vest if his employment is terminated without Cause or because of a Constructive Discharge during the 18-month period following a Change in Control pursuant to the Grant Agreements is $2,794,950. Mr. Shifrin would also be entitled to a tax gross up of $868,501 for his excise tax obligations resulting from a Change in Control.

Severance and Change in Control Payments for Mr. Schaeffer

Mr. Schaeffer is not a party to an employment agreement with the Company. Therefore, Mr. Schaeffer is eligible to participate in the Separation Allowance Policy, described above. Under the terms of the Separation Allowance Policy, Mr. Schaeffer would receive four weeks of base pay, in the event of a no-fault termination.

In addition, 100% of the NSOs and RSUs awarded will vest upon Mr. Schaeffer’s death or termination from employment because of disability.

Mr. Schaeffer participates in the Change in Control Plan. In accordance with its terms, if Mr. Schaeffer incurs a Qualified Termination, he will be eligible to receive a pro-rata payment of his target bonus for the year in which his Qualified Termination occurs. Mr. Schaeffer would also be eligible to receive a payment equal to three (3) times (i) his base salary for the year in which the Qualified Termination occurs and (ii) his Bonus. (See definition of “Bonus” in the Change in Control Plan section above.) In addition, under the terms of Mr. Schaeffer’s Grant Agreements, 100% of his unvested outstanding NSOs and RSUs will vest if his employment is terminated without Cause or because of Constructive Discharge during the 18-month period following a Change in Control. (See Grant Agreements discussion above for the definition of Cause, Constructive Discharge and Change in Control.) Furthermore, Mr. Schaeffer will be entitled to a tax gross up to the extent any payments and benefits he receives (under the Change in Control Plan or all other agreements) subject him to excise tax obligations under Sections 280G and 4999 of the Code. Based on the Assumptions, the value of the payments and benefits that Mr. Schaeffer may receive upon a Qualified Termination after a Change in Control pursuant to the Change in Control Plan is $16,200,000 and the value of Mr. Schaeffer’s unvested outstanding NSOs and RSUs that will vest if his employment is terminated without Cause or because of a Constructive Discharge during the 18-month period following a Change in Control pursuant to the Grant Agreements is $9,196,500. Mr. Schaeffer would also be entitled to a tax gross up of $7,275,731 for his excise tax obligations resulting from a Change in Control.

Severance and Change in Control Payments for Mr. Bowen

Mr. Bowen entered into an employment agreement with the Company, effective as of March 1, 2006, which was amended on November 17, 2006 (the “Bowen Agreement”). During 2007, Mr. Bowen served as the Company’s general counsel and chief administrative officer. Mr. Bowen served as the Company’s Corporate Secretary from 2006 until January 2008. The Bowen Agreement is effective through February 28, 2009, at which point it automatically renews for subsequent one-year periods unless either party provides the other with thirty days’ advance written notice of his or its desire not to renew the then current term. Under the terms of the Bowen Agreement, Mr. Bowen is paid a base salary of $500,000 per year and an annual bonus in an amount determined by the compensation committee, which bonus must be at least $250,000.

If Mr. Bowen is terminated without Cause or if he resigns for Good Reason, he will be entitled to: (A) a cash termination payment equal to 150% of the sum of his (x) annual salary and (y) the minimum annual bonus, payable in prescribed installments over a one-year period, (B) health insurance benefits for up to 12 months after termination of employment, and (C) a vesting of fifty percent (50%) of all outstanding unvested equity awards granted under the LTIP.

Pursuant to the Bowen Agreement, the term “Cause” includes Mr. Bowen’s conviction of a felony, or conviction of any other crime involving dishonesty or breach of trust; a violation involving dishonesty, breach of trust or bad faith of any statute, regulation or rule in the areas of commodities or securities regulation that results in sanctions against Mr. Bowen or the Company; deliberate misconduct, willful dereliction of duty, fraud, misappropriation or embezzlement; failure to devote substantially all of his business time and efforts to the Company; or the uncured material breach of the terms of the Bowen Agreement. The term “Good Reason” is defined as relocation by more than 50 miles of Mr. Bowen’s principal place of employment or a material uncured breach by the Company.

Mr. Bowen participates in the Change in Control Plan. In accordance with its terms, if Mr. Bowen incurs a Qualified Termination, he will be eligible to receive a pro-rata payment of his target bonus for the year in which his Qualified Termination occurs. Mr. Bowen would also be eligible to receive a payment equal to two (2) times (i) his base salary for the year in which the Qualified Termination occurs and (ii) his Bonus. (See definition of “Bonus” in the Change in Control Plan section above.) In addition, under the terms of Mr. Bowen’s Grant Agreements, 100% of his unvested outstanding NSOs and RSUs will vest if his employment is terminated without Cause or because of a Constructive Discharge during the 18-month period following a Change in Control. (See Grant Agreements discussion above for the definition of Cause, Constructive Discharge and Change in Control.) Furthermore, Mr. Bowen will be entitled to a tax gross up to the extent any payments and benefits he receives (under the Change in Control Plan or all other agreements) subject him to excise tax obligations under Sections 280G and 4999 of the Code. In Mr. Bowen’s case, this tax gross up provision overrides a provision in the Bowen Agreement that would have required a cut back of his payments under that agreement in the event of a termination after a change in control. If severance payments are made under the Change in Control Plan to Mr. Bowen, he will not be eligible to receive severance payments under the Bowen Agreement. Based on the Assumptions, the value of the payments and benefits that Mr. Bowen may receive upon a Qualified Termination after a Change in Control pursuant to the Change in Control Plan is $1,925,000 and the value of Mr. Bowen’s unvested outstanding NSOs and RSUs that will vest if his employment is terminated without Cause or because of a Constructive Discharge during the 18-month period following a Change in Control pursuant to the Grant Agreements is $3,030,750. Based on the Assumptions, payments to Mr. Bowen would not subject him to excise tax obligations and, accordingly, no tax gross up would be made to him by the Company in the event of a Change in Control.

Severance and Change in Control Payments for Mr. Gaer

Mr. Gaer entered into an employment agreement with the Company, effective as of March 31, 2003, which was amended on March 31, 2006 and subsequently amended November 17, 2006 (the “Gaer Agreement”). Mr. Gaer serves as the Company’s executive vice president and chief information officer. The Gaer Agreement is effective through March 30, 2009, at which point it automatically renews for subsequent one-year periods unless either party provides the other with thirty days’ advance written notice of his or its desire not to renew the then current term. Under the terms of the Gaer Agreement, Mr. Gaer is paid a base salary of $600,000 per year, which was recently increased from $500,000 per year by the compensation committee, effective April 1, 2008, to reflect his increased responsibilities as executive vice president, and an annual bonus in an amount determined by the compensation committee, which bonus must be at least $250,000.

If Mr. Gaer is terminated without Cause or if he resigns for Good Reason (each as defined in his agreement), he will be entitled to: (A) a cash termination payment equal to 150% of the sum of his (x) annual salary and (y) the minimum annual bonus, payable in prescribed installments over a one-year period, (B) health insurance benefits for up to 12 months after termination of employment, and (C) a vesting of fifty percent (50%) of all outstanding unvested equity awards granted under the LTIP.

Pursuant to the Gaer Agreement, the term “Cause” includes Mr. Gaer’s conviction of a felony, or conviction of any other crime involving dishonesty or breach of trust; a violation involving dishonesty, breach of trust or bad faith of any statute, regulation or rule in the areas of commodities or securities regulation that results in sanctions against Mr. Gaer or the Company; deliberate misconduct, willful dereliction of duty, fraud, misappropriation or embezzlement; failure to devote substantially all of his business time and efforts to the Company; or the uncured material breach of the terms of the Gaer Agreement. The term “Good Reason” is defined as relocation by more than 50 miles of Mr. Gaer’s principal place of employment or a material uncured breach by the Company.

Mr. Gaer participates in the Change in Control Plan. In accordance with its terms, if Mr. Gaer incurs a Qualified Termination, he will be eligible to receive a pro-rata payment of his target bonus for the year in which his Qualified Termination occurs. Mr. Gaer would also be eligible to receive a payment equal to two (2) times (i) his base salary for the year in which the Qualified Termination occurs and (ii) his Bonus. (See definition of “Bonus” in the Change in Control Plan section above.) In addition, under the terms of Mr. Gaer’s Grant Agreements, 100% of his unvested outstanding NSOs and RSUs will vest if his employment is terminated without Cause or because of a Constructive Discharge during the 18-month period following a Change in Control. (See Grant Agreements discussion above for the definition of Cause, Constructive Discharge and Change in Control.) Furthermore, Mr. Gaer will be entitled to a tax gross up to the extent any payments and benefits he receives (under the Change in Control Plan or all other agreements) subject him to excise tax obligations under Sections 280G and 4999 of the Code. In Mr. Gaer’s case, this tax gross up provision overrides a provision in the Gaer Agreement that would have required a cut back of his payments under that agreement in the event of a termination after a change in control. If severance payments are made under the Change in Control

Plan to Mr. Gaer, he will not be eligible to receive severance payments under the Gaer Agreement. Based on the Assumptions, the value of the payments and benefits that Mr. Gaer may receive upon a Qualified Termination after a Change in Control pursuant to the Change in Control Plan is $2,550,000 and the value of Mr. Gaer’s unvested outstanding NSOs and RSUs that will vest if his employment is terminated without Cause or because of a Constructive Discharge during the 18-month period following a Change in Control pursuant to the Grant Agreements is $3,193,950. Mr. Gaer would also be entitled to a tax gross up of $1,157,573 for his excise tax obligations resulting from a Change in Control.

See Potential Payments Upon Termination or on Qualifying Termination After a Change in Control table below.

SUMMARY COMPENSATION TABLE

The table below summarizes the compensation for 2007 and 2006 earned by the NEOs who were serving as NEOs on December 31, 2007.

Name and Principal Position	Year	Salary($)	Stock Awards($)(1)	Option Awards($)(2)	Non-Equity Incentive Plan Compensation($)(3)	All Other Compensation($)(4)	Total($)
James Newsome, President and Chief Executive Officer(5)	2007 2006	900,000 783,077	516,250 64,531	957,600 119,700	2,600,000 1,400,000	55,238 63,575	5,029,088 2,430,883

Kenneth Shifrin, Chief Financial Officer	2007 2006	325,000 225,000	103,250 12,906	345,800 43,225	300,000 375,000	14,982 9,002	1,089,032 665,133

Richard Schaeffer, Executive Chairman(6)	2007 2006	900,000 401,538	516,250 64,531	957,600 119,700	3,600,000 2,000,000	83,710 5,210	6,057,560 2,590,979

Christopher Bowen, General Counsel and Chief Administrative Officer	2007 2006	500,000 469,967	118,000 14,750	399,000 49,875	250,000 300,000	59,319 49,159	1,326,319 883,751

Samuel Gaer, Executive Vice President and Chief Information Officer	2007 2006	500,000 465,538	118,000 14,750	399,000 49,875	500,000 400,000	39,219 41,127	1,556,219 971,290

(1)	There were no stock awards to NEOs during 2007. For 2007 and 2006, amounts in this column reflect the expense recognized for financial statement reporting purposes for the indicated fiscal year, in accordance with SFAS No. 123R, with respect to awards of time-based RSUs. RSU awards were not available prior to 2006. There were no forfeitures of restricted share units by any of the NEOs during the 2007 fiscal year. The assumptions on which the valuations for 2007 are determined are as set forth in Note 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on March 3, 2008, and for 2006, as set forth in Note 15 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on March 5, 2007.
NOTE: Values shown for 2006 are less than as reported in the Company’s 2007 Proxy Statement, filed with the SEC on April 9, 2007. Values shown in the 2007 proxy statement overstated the expense recognized for financial statement purposes because values reflected a charge for 6 months of 2006; however, because awards were made in November 2006, expense should have been limited to a portion of the fiscal year remaining after the grant date. The values shown herein reflect that correction.

(2)	There were no option awards to NEOs during 2007. For 2006, amounts in this column reflect the expense recognized for financial statement reporting purposes for the indicated fiscal year, in accordance with SFAS No. 123R, with respect to awards of options on Company stock, which includes option awards made during the indicated year. Option awards were not available prior to 2006. There were no forfeitures of Company stock options by any of the NEOs during the fiscal year. The assumptions on which the valuations for 2007 are determined are as set forth in Note 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on March 3, 2008, and for 2006, as set forth in Note 15 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on March 5, 2007.
NOTE: Values shown for 2006 are less than as reported in the Company’s 2007 Proxy Statement, filed April 9, 2007. Values shown in the 2007 proxy statement overstated the expense recognized for financial statement purposes because values reflected a charge for 6 months of 2006; however, because awards were made in November 2006, expense should have been limited to a portion of the fiscal year remaining after the grant date. The values shown herein reflect that correction.
(3)	Amounts in this column reflect bonuses paid to NEOs under the 2002 Incentive Plan during 2007 and 2006. Messrs. Bowen and Gaer each receive a minimum bonus of $250,000 under their respective employment agreements (discussed at Bonus Compensation above).
(4)	Amounts in this column include the following: the incremental cost of perquisites unless aggregate cost is less than $10,000; premium payments for group health, dental and life insurance; Company contributions to the 401(k) Plan and Deferred Plan; tax gross up and security. The table below shows the components of this column.
(5)	Dr. Newsome received no payment for his services as a board member.
(6)	Mr. Schaeffer received no payment for his services as a board member. For 2006, Mr. Schaeffer’s salary does not include $37,333 he received from January to May 2006, as stipend in respect of his service as vice chairman of the board.

All Other Compensation

Name	Year	401(k) Match($)	401(k) Profit Sharing($)	Deferred Plan Match($)	Deferred Plan Profit Sharing($)	Premiums for Group Insurance($) (Health, Dental, Life, Disability)(A)	Tax Gross Up($)(B)	Security Services($)(C)	Total All Other Compensation($)
James Newsome	2007	6,000	6,750	—	20,250	8,469	13,769	—	55,238
	2006	6,000	4,400	16,892	11,262	11,252	13,769	—	63,575

Kenneth Shifrin	2007	—	6,750	—	3,000	5,232	—	—	14,982
	2006	—	4,400	—	100	4,502	—	—	9,002

Richard Schaeffer	2007	6,750	4,500	—	13,500	8,519	—	50,441	83,710
	2006	—	—	—	—	5,210	—	—	5,210

Christopher Bowen	2007	6,000	13,500	—	16,500	10,519	12,800	—	59,319
	2006	6,000	11,000	—	12,498	10,161	9,500	—	49,159

Samuel Gaer	2007	6,000	6,750	—	8,250	10,519	7,700	—	39,219
	2006	6,000	6,600	—	7,366	10,161	11,000	—	41,127

(A)	Note: The Company’s premium contributions for 2006 for Messers. Shifrin, Bowen and Gaer were not accurately reported in the Company’s 2007 proxy statement. Amounts shown herein are accurate.
(B)	Amounts include compensation to reimburse for personal tax liability with respect to premiums payable by the Company for additional life and/or long-term disability policies.
(C)	Reflects security services for Mr. Schaeffer totaling $50,441.

GRANTS OF PLAN-BASED AWARDS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007

The Company did not grant any awards to the NEOs under any plan during the fiscal year ended December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR ENDED DECEMBER 31, 2007

The table below summarizes outstanding NSO and RSU awards for NEOs as of December 31, 2007.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
James Newsome	135,000	59.00	11/17/2014	26,250	3,507,263
Kenneth Shifrin	48,750	59.00	11/17/2014	5,250	701,453
Richard Schaeffer	135,000	59.00	11/17/2014	26,250	3,507,263
Christopher Bowen	56,250	59.00	11/17/2014	6,000	801,660
Samuel Gaer	56,250	59.00	11/17/2014	6,000	801,660

(1)	All option awards in this table were granted on the date of the Company’s IPO, November 17, 2006. The aggregate number of securities underlying the option awards granted to each NEO on November 17, 2006 is as follows: 180,000 for Dr. Newsome; 65,000 for Mr. Shifrin; 180,000 for Mr. Schaeffer; 75,000 for Mr. Bowen; and 75,000 for Mr. Gaer. No options were granted in any year prior to 2006, nor were options granted to NEOs in 2007. All options vest 25% per year on each anniversary of the grant date, beginning on November 17, 2007, subject to potential acceleration as described above.
(2)	All RSUs in this table were granted on the date of the Company’s IPO, November 17, 2006. The aggregate number of RSUs granted to each NEO on November 17, 2006 is as follows: 35,000 for Dr. Newsome; 7,000 for Mr. Shifrin; 35,000 for Mr. Schaeffer; 8,000 for Mr. Bowen; and 8,000 for Mr. Gaer. No RSUs were granted in any year prior to 2006, nor were RSUs granted to NEOs in 2007. All RSUs vest 25% per year on each anniversary of the grant date, beginning on November 17, 2007, subject to potential acceleration as described above.
(3)	The market value for each RSU is the price per share of the Company’s common stock based on the closing price of $133.61 on the last business day of the year, December 31, 2007.

OPTION EXERCISES AND STOCK VESTED FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007

The table below summarizes exercised NSO and vested RSU awards for NEOs during the fiscal year ended December 31, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
James Newsome	45,000	2,861,487	8,750	1,088,588
Kenneth Shifrin	16,250	1,022,000	1,750	217,718
Richard Schaeffer	45,000	2,861,487	8,750	1,088,588
Christopher Bowen	18,750	1,179,231	2,000	248,820
Samuel Gaer	18,750	1,206,132	2,000	248,820

(1)	IPO Awards granted to NEOs vested as to 25% of the award on November 17, 2007. Value realized on exercise is the market value of the price per share of Company common stock on the date of exercise reduced by the exercise price of the option ($59). Options for NEOs were exercised on various days and the market price of the Company common stock for each day is based on the average of the highest and lowest prices for each day of exercise. For Dr. Newsome and Mr. Schaeffer, the market value on exercise was $122.5886. For Messrs. Shifrin and Bowen, the market value on exercise was $121.8923. For Mr. Gaer, the market value on each date options were exercised was $121.1055, $122.6908, $124.5102, $124.7755 and $126.3000.
(2)	IPO Awards granted to NEOs vested as to 25% of the original award on November 17, 2007. Value is determined by multiplying the number of RSUs vested by the share price of $124.41 of Company common stock on November 17, 2007.

POTENTIAL PAYMENTS UPON TERMINATION OR QUALIFYING TERMINATION AFTER A CHANGE IN CONTROL

The following table shows potential payments to the Company’s NEOs pursuant to contracts, agreements, plans or arrangements, whether written or unwritten, existing as of December 31, 2007, for various scenarios involving a change in control or termination of employment of each of the Company’s NEOs, assuming either no-fault termination under the Company’s Separation Allowance Policy, Good Reason or without Cause under an employment agreement, and without Cause or Constructive Discharge under the IPO Grant Agreement and LTIP, and in each case, a December 31, 2007 termination date and, as applicable, using the closing price of the Company’s common stock of $133.61 on the last business day of the year, December 31, 2007 (as reported on the New York Stock Exchange). See discussion at Severance and Change in Control Provisions section of Compensation Discussion and Analysis.

The Company notes that on January 9, 2008, the Board approved the Company’s Change in Control Plan (see discussion at Severance and Change in Control Provisions section of Compensation Discussion and Analysis). Since the Change in Control Plan was not in effect at December 31, 2007, potential payments under that plan are not included in this table. However, potential payments to NEOs under the Change in Control Plan are provided in the narrative sections discussing each NEO’s potential severance payments, in the Severance and Change in Control Provisions section of Compensation Discussion and Analysis, based on certain Assumptions described in that section.

NEO/Event	Cash Payment	Value of Unvested and Accelerated Stock Options(1)	Value of Vested RSUs(2)	Value of Other Benefits(3)
James Newsome
No Fault Termination Under Separation Allowance Policy(4)	$103,846	$—	$—	$—
Death or Disability(5)	$—	$10,665,270	$4,442,533	$—
Qualified Termination After Change in Control(6)	$—	$10,665,270	$4,442,533	$—

Kenneth Shifrin
No Fault Termination Under Separation Allowance Policy(7)	$50,000	$—	$—	$—
Qualified Termination After Change in Control(8)	$—	$3,884,654	$915,229	$—

Richard Schaeffer
No Fault Termination Under Separation Allowance Policy(9)	$69,231	$—	$—	$—
Death or Disability(10)	$—	$10,665,270	$4,442,533	$—
Qualified Termination After Change in Control(11)	$—	$10,665,270	$4,442,533	$—

Christopher Bowen
Qualified Termination Under Employment Agreement(12)	$1,125,000	$2,098,406	$400,830	$14,618
Qualified Termination After Change in Control(13)	$1,125,000	$4,196,812	$801,660	$—

Samuel Gaer
Qualified Termination Under Employment Agreement(14)	$1,125,000	$2,222,115	$507,718	$14,618
Qualified Termination After Change in Control(15)	$1,125,000	$4,444,229	$1,015,436	$—

(1)	The payments relating to stock options represent the value of unvested and accelerated stock options as of December 31, 2007, calculated by multiplying the number of unvested and accelerated options by the difference between the exercise price and the closing price of the Company’s common stock on December 31, 2007 ($133.61). For these purposes, the accelerated value of the annual award of options to acquire shares of Company common stock at an exercised price of $118.97 granted in 2008 is included.

(2)	The RSUs represent a right to receive a share of Company stock calculated by multiplying the number of accelerated RSUs by the closing price of the Company’s common stock on December 31, 2007 ($133.61). For these purposes, the accelerated value of the RSUs granted in 2008 is included.
(3)	In accordance with the terms of their respective agreements, Messrs. Bowen and Gaer receive up to 12 months of COBRA continuation benefits in the event of a Qualified Termination.
(4)	As of December 31, 2007, Dr. Newsome had three years of service with the Company. Under the terms of the Separation Allowance Policy, this would entitle him to six weeks of severance pay based on an annualized salary of $900,000, as of December 31, 2007.
(5)	Under the terms of Dr. Newsome’s Grant Agreements, 100% of the NSOs and RSUs will vest upon his termination because of death or disability.
(6)	Under the terms of Dr. Newsome’s Grant Agreements, 100% of the NSOs and RSUs will vest if he is terminated without Cause or based on a Constructive Discharge within 18 months of a Change in Control.
(7)	As of December 31, 2007, Mr. Shifrin had four years of service with the Company. Under the terms of the Separation Allowance Policy, this would entitle him to eight weeks of severance pay based on an annualized salary of $325,000, as of December 31, 2007.
(8)	Under the terms of Mr. Shifrin’s Grant Agreements, 100% of the NSOs and RSUs will vest if he is terminated without Cause or based on a Constructive Discharge within 18 months of a Change in Control.
(9)	As of December 31, 2007, Mr. Schaeffer had approximately 1.5 years of service with the Company. Under the terms of the Separation Allowance Policy, this would entitle him to four weeks of severance pay based on an annualized salary of $900,000, as of December 31, 2007.
(10)	Under the terms of Mr. Schaeffer’s Grant Agreements, 100% of the NSOs and RSUs will vest upon his termination because of death or disability.
(11)	Under the terms of Mr. Schaeffer’s Grant Agreements, 100% of the NSOs and RSUs will vest if he is terminated without Cause or based on a Constructive Discharge within 18 months of a Change in Control.
(12)	Under the terms of the Bowen Agreement, Mr. Bowen will be paid 1.5 times his base salary and guaranteed bonus in the event of his termination without Cause or for Good Reason. In addition, he will receive health benefits under the Company’s group health plan for twelve months following termination and 50% of his outstanding equity awards will vest.
(13)	Under the terms of Mr. Bowen’s Grant Agreements, 100% of the NSOs and RSUs granted at IPO will vest if he is terminated without Cause or based on a Constructive Discharge within 18 months of a Change in Control.
(14)	Under the terms of the Gaer Agreement, Mr. Gaer will be paid 1.5 times his base salary and guaranteed bonus in the event of his termination without Cause or for Good Reason. In addition, he will receive health benefits under the Company’s group health plan for twelve months following termination and 50% of his outstanding equity awards will vest.
(15)	Under the terms of Mr. Gaer’s Grant Agreements, 100% of the NSOs and RSUs granted at IPO will vest if he is terminated without Cause or based on a Constructive Discharge within 18 months of a Change in Control.

PENSION BENEFITS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007

The Company does not sponsor any defined benefit pension plans for its employees, including the NEOs.

NONQUALIFIED DEFERRED COMPENSATION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance at Last FYE ($)
James Newsome	1,038	28,154	8,548	61,285
Kenneth Shifrin	—	100	4	104
Richard Schaeffer	—	—	—	—
Christopher Bowen	—	12,498	2,862	49,491
Samuel Gaer	—	7,366	630	14,437

(1)	All amounts included under Executive Contributions are also included in the Salary column of the Summary Compensation Table.
(2)	Comprised of matching contributions and profit sharing contributions to the Deferred Plan. See All Other Compensation table immediately following the Summary Compensation Table, and discussion under the Retirement and Deferral Arrangements section of the Compensation Discussion and Analysis.
(3)	Aggregate Earnings are based on investment elections that mirror elections made by participants in the 401(k) Plan. Such earnings are not included in the Summary Compensation Table because they are not above market.

Compensation of Directors

In 2006, the board of directors approved the annual compensation plan for the Company’s non-employee directors (the “Non-Employee Director Compensation Plan”), effective as of the date of the Company’s IPO, November 17, 2006. The president and chief executive officer, and the chairman are each employee directors of the Company and, as such, are not participants in the Non-Employee Director Compensation Plan.

In June 2007, the board of directors approved modifications to the Non-Employee Director Compensation Plan. The Company’s compensation committee and board reviewed and evaluated the Non-Employee Director Compensation Plan to determine if they continued to reasonably compensate the Company’s non-employee directors relative to the substantial services they continue to provide to the Company and to determine whether, and to what extent, the Company offers competitive remuneration that will permit the Company to attract and retain qualified non-employee directors. The board’s independent compensation consultants, FW Cook, conducted a review and analysis of industry peers’ non-employee director compensation practices. After careful consideration, the compensation committee recommended, and the board approved, modification to the Non-Employee Director Compensation Plan, fully described below.

The Non-Employee Director Compensation Plan is comprised of two components, cash fees and equity compensation, each described below.

Actual amounts paid to each non-employee director are included in the Director Compensation for the Fiscal Year Ended December 31, 2007 table set forth below.

Cash Fees

Until June 2007, each non-employee director of the Company, other than the vice chairman, received an annual cash retainer of $50,000 for services as a director of the Company. The vice chairman received an annual cash retainer of $100,000. In addition, those members who satisfy the public director requirements who served as a member of the audit, compensation or corporate governance and nominating committees received an annual cash retainer of $10,000 for service on each committee, and the chairman of each of the audit, compensation and corporate governance and nominating committees received an additional annual cash retainer of $15,000, $10,000 and $10,000, respectively.

Upon modification of the Non-Employee Director Compensation Plan in June 2007, each non-employee director received a meeting fee of $1,200 for each board meeting attended. In addition, effective June 2007, the annual cash retainer for those members who satisfy the public director requirements who served as a member of the audit, compensation or corporate governance and nominating committees was increased to $15,000 for service on each committee, and the additional annual cash retainer for the chairman of each of the audit, compensation and corporate governance and nominating committees was increased to $25,000, $20,000 and $20,000, respectively. The vice chairman’s annual cash retainer of $100,000 and the non-employees’ annual cash retainer of $50,000 per non-employee director remained unchanged.

Equity Compensation

Until June 2007, each non-employee director and the vice chairman received an annual grant of deferred stock unit (“DSU”) awards valued at $40,000 and $80,000, respectively, as of the grant date. Grants were made as of the close of each annual shareholder meeting and were based on the closing price of the Company’s common stock on the day of that meeting. Annual DSU awards 25% vest at the end of each quarter following the grant date, assuming the director does not terminate board service prior to the vesting date.

Upon modification of the Non-Employee Director Compensation Plan in June 2007, the annual grant of DSU awards for each non-employee director and the vice chairman was increased to $50,000 and $90,000, respectively. Grants were made in June 2007 to reflect the modification of the Non-Employee Compensation Plan and were based on the closing price of the Company’s common stock on June 6, 2007, the date on which the board approved the modification. These DSU awards 25% vested on June 6, 2007 and have thereafter vested in three equal quarterly installments beginning on September 1, 2007, assuming the director did not terminate board service prior to the vesting date.

A DSU represents the Company’s obligation to issue one share of its common stock in accordance with the terms of the Non-Employee Director Compensation Plan. DSU awards are not credited with dividends. All DSU awards will be allocated to a non-qualified deferred compensation arrangement under the Non-Employee Director Compensation Plan, with fully vested shares of the Company common stock equal to the value of the DSU account delivered to the respective non-employee director six months following the termination of board service.

DIRECTOR COMPENSATION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007

Name	Fees Earned or Paid in Cash ($)	Stock Awards($)(1)	All Other Compensation($)(2)	Total ($)
Current Directors
Stephen Ardizzone	58,400	50,000	1,468	109,868
Neil Citrone	59,600	50,000	1,468	111,068
Melvyn Falis(3)	113,836	50,000	—	163,836
William Ford	58,400	50,000	—	108,400
Howard Gabler	2,688	21,000	9,500	33,188
A. George Gero	58,400	50,000	13,772	122,172
Thomas Gordon	62,288	66,800	1,468	130,556
Harvey Gralla	59,600	50,000	—	109,600
William Maxwell	38,767	50,000	—	88,767
Daniel Rappaport	59,600	50,000	1,468	111,068
Frank Siciliano	59,600	50,000	10,843	120,443
Robert Steele(4)	113,836	50,000	—	163,836
Dennis Suskind(5)	118,836	50,000	—	168,836

Former Directors
Robert Halper(6)	108,399	67,579	1,468	177,446
David Greenberg(7)	20,833	—	1,018	21,851

(1)	This number reflects the valuation for these awards in accordance with SFAS No. 123R, determined as set forth in Note 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on March 3, 2008. DSUs are issued at their respective grant date value, which was the closing price per share of Company common stock on May 10, 2007, June 6, 2007, and December 11, 2007. On May 10, 2007, Mr. Halper received 670 DSUs, and all other non-employee directors received 335 DSUs. On June 6, 2007, all non-employee directors (including Mr. Halper) received 79 DSUs. On December 11, 2007, Mr. Gordon, who succeeded Mr. Halper as the vice chairman, received 137 DSUs, reflecting the difference between his annual equity grant received for 2007 as a non-employee director and the annual grant adjustment (on a pro-rata basis) for his services as vice chairman, reflecting the annual grant of DSUs due for the remainder of the service year. Mr. Gabler, who joined the board on December 11, 2007, also received a grant of 172 DSUs on such date, reflecting his prorated grant for the remainder of the service year. Upon his resignation from the board, Mr. Halper forfeited 187 DSUs.
(2)	Certain non-employee directors received retirement and insurance benefits pursuant to their respective NYMEX Exchange or COMEX memberships. With regard to Mr. Gabler, prior to his appointment to the board of directors on December 11, 2007, Mr. Gabler received payment for service as a public director on the Exchange’s disciplinary committees.
(3)	Mr. Falis received additional compensation for serving as the chairman of the corporate governance and nominating committee and as a member of the compensation and audit committees.
(4)	Mr. Steele received additional compensation for serving as the chairman of the compensation committee and as a member of the audit and corporate governance and nominating committees.
(5)	Mr. Suskind received additional compensation for serving as the chairman of the audit committee and as a member of the compensation and corporate governance and nominating committees.
(6)	Mr. Halper resigned his position as a director of the Company on December 11, 2007.
(7)	Mr. Greenberg was not nominated for re-election to the board of directors of the Company and his term expired on May 10, 2007.

AUDIT COMMITTEE REPORT

The audit committee consists of all public directors and an independent director of the Company, and operates under a written charter adopted by the audit committee and the board of directors. The audit committee’s charter is available on the Company’s Internet site at www.nymex.com (available under “Shareholder Relations,” “Investor Relations,” “Corporate Governance Library” and then “Audit Committee Charter”).

Management has the primary responsibility for the Company’s consolidated financial statements and the reporting process, including the system of internal controls. KPMG LLP, the independent registered public accountants for the Company, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards established by the Public Company Accounting Oversight Board, in the United States, and for issuing a report thereon. The audit committee monitors these processes.

In this context, the audit committee has met and held discussions with management and the independent registered public accounting firm. Management has represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the audit committee has reviewed and discussed the consolidated financial statements with management and with the independent registered public accountants. The audit committee discussed with the independent registered public accountants matters in accordance with Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The independent registered public accountants provided to the audit committee the written disclosures and the letter from the independent registered public accountants as required by the Independence Standards Board No. 1 “Independence Discussions With Audit Committee.” The audit committee discussed the accountants’ independence with independent registered public accountants.

The audit committee discussed with the Company’s internal auditors and with the independent registered public accountants the plans for their respective audits. The audit committee met with the internal auditors and with the independent registered public accountants, with and without management present, and discussed the results of their examinations, their evaluations of the Company’s internal controls and the quality of the Company’s financial reporting.

On December 13, 2006, the board of directors approved the recommendation of the audit committee to designate Mr. Dennis Suskind as the Audit Committee Financial Expert in compliance with Section 407 of the Sarbanes-Oxley Act of 2002.

On January 28, 2004, the audit committee established a Whistleblower Policy and Procedures for the Company, which was adopted by the board of directors on February 4, 2004. On November 22, 2004, the audit committee approved a revised Whistleblower Complaint Policy and Procedures, which was adopted by the board of directors on December 1, 2004.

In reliance on the reviews and discussions referred to above, the audit committee recommended that the board approve the audited consolidated financial statements for inclusion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and the board accepted the audit committee’s recommendation.

The Audit Committee—2007

Dennis Suskind (Chairman)

Melvyn Falis

Howard Gabler

Robert Steele

The information contained in the foregoing Audit Committee Report shall not be deemed to be “filed” or to be “soliciting material” with the SEC and, notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Audit Committee Report shall not be incorporated by reference into any such filings.

PROPOSAL 2 – RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008.

The audit committee has appointed KPMG LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2008. KPMG LLP served as the Company’s independent registered public accounting firm for the year ended December 31, 2007. Representatives of KPMG LLP will be present at the Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so. In connection with the audit of the Company’s 2007 financial statements, the Company entered into an engagement letter with KPMG LLP which sets forth the terms by which KPMG LLP would perform audit services for the Company. The engagement letter provides that KPMG LLP will not be liable to the Company for punitive damages, except for certain circumstances in connection with a shareholder derivative suit. The Company expects to enter into a similar engagement letter with KPMG LLP for 2008. Although the Company is not required to seek stockholder approval of this appointment, the Company believes it to be sound corporate governance to do so. If the appointment of KPMG LLP is not ratified by the Company’s stockholders, the audit committee will investigate the reasons for the stockholder rejection and will consider appointing a different independent registered public accounting firm.

FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

On October 29, 2002, the board of directors of the Company ratified the recommendation of the audit committee that the independent registered public accounting firm, KPMG LLP, be appointed as the independent auditor of the Company for the fiscal year ending December 31, 2002 and thereafter, effective immediately. The audit committee is responsible for the appointment, retention, compensation and oversight of the Company’s independent registered public accounting firm. The audit committee has adopted policies and procedures for pre-approving all services (audit and non-audit) performed by the Company’s independent registered public accounting firm. In accordance with such policies and procedures, the audit committee is required to pre-approve all audit and non-audit services to be performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the registered public accounting firm’s independence. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the audit committee may pre-approve additional services on a case-by-case basis. Periodically, the Company’s chief financial officer will provide the audit committee with a report of audit and non-audit services provided and expected to be provided by the independent registered public accounting firm.

During the two most recent fiscal years through December 31, 2007 and the subsequent interim period, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) of the Company.

KPMG LLP audited the Company’s financial statements for the year ended December 31, 2007. The following table shows the fees billed to the Company by KPMG LLP for each of the last two fiscal years:

Description of Fees	2007	2006
Audit Fees	$850,500	$862,500
Audit-Related Fees (1)	$105,000	$563,565
Tax Fees (2)	$423,000	$249,000
All Other Fees	$—	$—

Total	$1,378,500	$1,675,065

(1)	Audit-Related Fees represent amounts billed for the audits of the Company’s benefit plans, debt compliance report, and other specific reporting requirements of the Company. 100% of such services were approved by the audit committee pursuant to its pre-approval policies and procedures.
(2)	Tax Fees represent amounts billed for tax compliance and advisory services. 100% of such services were approved by the audit committee pursuant to its pre-approval policies and procedures.

The audit committee has reviewed the above fees for non-audit services and believes such fees are compatible with the independent registered public accountants’ independence.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table illustrates that (1) as of the Record Date, no director, other than William Ford, or executive officer of the Company, beneficially owned more than 1% of all the outstanding shares of common stock of the Company and (2) no persons other than certain investment entities affiliated with General Atlantic LLC and William Ford are the beneficial owners of 5% or more of the shares of common stock of the Company. The table sets forth information in respect of directors, named executive officers listed in the Summary Compensation Table on page 29, directors and executive officers as a group, director-nominees who are not currently directors and certain beneficial stockholders.

This table lists applicable percentage ownership based on 93,986,539 shares of common stock outstanding as of the Record Date.(1)

Name of Beneficial Owner	Class	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Directors
Richard Schaeffer(2)	Series A-3	30,000

	All	30,000	*

Thomas Gordon(3)(4)	Common Stock	68,800
	Series A-3	30,000
	Series B-3	8,400

	All	107,200	*

James Newsome(5)	All	0	*

Frank Siciliano(6)	Common Stock	74,200
	Series A-3	30,000
	Series B-3	5,600

	All	109,800	*

Stephen Ardizzone	Common Stock	30,000
	Series A-3	30,000

	All	60,000	*

Neil Citrone	Common Stock	60,380
	Series A-3	30,000

	All	90,380	*

Melvyn Falis	All	0	*

William Ford(7)	Common Stock	6,259,100

	All	6,259,100	6.65%

Howard Gabler	All	0	*

A. George Gero	Common Stock	131,200
	Series A-3	60,000
	Series B-3	5,600

	All	196,800	*

Harvey Gralla+(8)	Common Stock	60,380
	Series A-3	30,000

	All	90,380	*

William Maxwell	All	0	*

Name of Beneficial Owner	Class	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Daniel Rappaport	Common Stock	60,000
	Series A-3	60,000
	Series B-3	2,800

	All	122,800	*

Robert Steele	All	0	*

Dennis Suskind	All	0	*

Named Executive Officers (who are not currently directors)
Christopher Bowen	All	0	*

Samuel Gaer	Series B-3	2,800

	All	2,800	*

Kenneth Shifrin	All	0	*

All Directors and Executive Officers as a Group (23 persons)		7,069,834	7.52%

Director-Nominee (who is not currently a director)
John McNamara	Common Stock	35,660
	Series A-3	30,000
	Series B-3	2,800

	All	68,460	*

5% Stockholders
Investment entities affiliated with General Atlantic LLC(7)	Common Stock	6,259,100

c/o General Atlantic Service Company, LLC 3 Pickwick Plaza Greenwich, CT 06830	All	6,259,100	6.65%

+	Indicates director is not seeking re-election to the board of directors.
*	less than one percent.
(1)	Although the Company’s currently issued and outstanding shares of common stock are registered under the Securities Act, its Series A-3 and B-3 shares of Common Stock are subject to transfer restrictions under the certificate of incorporation. The transfer restriction period will expire on May 9, 2008.
(2)	Mr. Schaeffer is also Chairman.
(3)	Mr. Gordon is also Vice Chairman.
(4)	Mr. Gordon is the beneficial owner of 68,800 shares of Common Stock, of which 11,200 shares are owned by his spouse. Mr. Gordon is the beneficial owner of 8,400 shares of Series B-3 Common Stock, of which 5,600 shares are owned by his spouse.
(5)	Dr. Newsome is also the President and Chief Executive Officer.
(6)	Mr. Siciliano is also Treasurer.
(7)

Represents (i) 5,730,239 shares of Common Stock owned by General Atlantic Partners 82, L.P. (“GAP 82”), (ii) 93,886 shares of Common Stock owned by GapStar, LLC (“GapStar”), which are pledged to a financial institution to secure certain obligations to such financial institution, (iii) 336,551 shares of Common Stock owned by GAP Coinvestments III, LLC (“GAPCO III”), (iv) 82,275 shares of Common Stock owned by GAP Coinvestments IV, LLC (“GAPCO IV”), (v) 13,019 shares of Common Stock owned by GAPCO GmbH & Co. KG (“KG”), and (vi) 3,130 shares of Common Stock owned by GAP Coinvestments CDA, L.P. (“CDA”). General Atlantic LLC (“GA”) is the general partner of each of GAP 82 and CDA. GA is also the sole member of GapStar. The managing members of GAPCO III and GAPCO IV are managing directors of GA. GAPCO Management GmbH (“GmbH Management”) is the general partner of KG. The managing directors of GA make voting and investment decisions with respect to KG and GmbH Management. Mr. Ford is the chief executive officer and a managing director of GA and a managing member of GAPCO III and GAPCO IV. GAP 82, GapStar, GA, GAPCO III, GAPCO IV, CDA, KG and GmbH Management (the “GA Group”) are a “group” within the meaning of Rule 13d-5 of the Exchange Act, and may be deemed to own beneficially an aggregate of 6,259,100 shares of Common Stock, which represents 6.65% of the Company’s issued and outstanding shares of common stock on an “as converted” basis (calculated on the basis of the number of shares of common stock which may be acquired by each such person within 60 days). Mr. Ford disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The mailing address for GA and the other General Atlantic entities (other than KG and GmbH Management) is set forth in the table. The mailing address of KG and GmbH Management is Koenigsallee 62, 40212 Düsseldorf, Germany. Although 3,539,100 of the 6,259,100 shares of Common Stock are unrestricted, they remain subject to certain transfer restrictions set forth in the Investor Rights Agreement between the General Atlantic entities and the Company.

(8)	Mr. Gralla is the beneficial owner of 60,380 shares of Common Stock, of which 20,000 shares are owned by his spouse. Mr. Gralla is the beneficial owner of 30,000 shares of Series A-3 Common Stock, of which 10,000 shares are owned by his spouse.

EXECUTIVE OFFICERS

Set forth below are: (1) the names and ages of all executive officers (including executive officers who are also directors) of the Company at April 1, 2008; (2) all positions with the Company presently held by each such person; and (3) the positions held by, and principal areas of responsibility of, each such person during the last five years.

RICHARD SCHAEFFER	Director and Chairman Class A Member since 1981	Age 55

Richard Schaeffer was the vice chairman from 2004 until his election as chairman in 2006. Mr. Schaeffer was the treasurer from 1993 to 2004 and has served on the executive committee of the Company since 1992. From 1997 until April 2006, Mr. Schaeffer was an executive director of Global Energy Futures for ABN AMRO, Inc. From 1992 to 1997, Mr. Schaeffer had been a senior vice president/director of the Chicago Corp., which was a clearing member of both the NYMEX Division and the COMEX Division, until its buyout by ABN AMRO, Inc. Mr. Schaeffer is the chairman of the board of the NYMEX Charitable Foundation. Mr. Schaeffer serves on the board of directors of Montréal Exchange, Inc. Mr. Schaeffer also serves on the board of directors of the Juvenile Diabetes Foundation. Mr. Schaeffer is a graduate of the University of Maryland.

JAMES NEWSOME	Director, President and Chief Executive Officer	Age 48

James Newsome has been the president of the Company since August 2004 and chief executive officer since March 14, 2006. Prior to joining the Company, Dr. Newsome was appointed by President George W. Bush and served as chairman of the CFTC upon U.S. Senate confirmation in December 2001. Dr. Newsome had been a commissioner at the CFTC since August 1998. During his CFTC tenure, Dr. Newsome served as a member of the President’s working group on financial markets and the President’s corporate fraud task force. Dr. Newsome serves on the executive committee of the Company and is the co-chairman of the political action committee. Dr. Newsome serves on the boards of DME Holdings Limited, Dubai Mercantile Exchange Limited, the National Futures Association and Canadian Resources Exchange Inc. Dr. Newsome also serves on the board of the NYMEX Charitable Foundation. Dr. Newsome is a graduate of the University of Florida and Mississippi State University.

SAMUEL GAER	Executive Vice President and Chief Information Officer	Age 41

Samuel Gaer was appointed chief information officer in 2003 and executive vice president in 2007. Mr. Gaer has been involved with the commodities industry since he was fifteen years old, working as a clerk on the COMEX trading floor. Mr. Gaer became a member of the COMEX Division in 1988. In 1991, Mr. Gaer formed Uptick Trading, which merged into Millennium Copper Group, Inc. in 1993. Mr. Gaer left the trading floor in 1998 in order to devote more time to trading software development and architecture, and subsequently founded Tradingear.com, Inc., a trading software development company which was acquired by the Company in 2003. Mr. Gaer serves on the board of Canadian Resources Exchange Inc. Mr. Gaer previously served as the interim chief executive officer of NYMEX Europe Exchange Holdings Limited and NYMEX Europe Limited from inception until February 2006. Mr. Gaer received a bachelor of science degree in economics with a concentration in corporate finance from Wharton School of University of Pennsylvania.

CHRISTOPHER BOWEN	General Counsel and Chief Administrative Officer	Age 47

Christopher Bowen was appointed general counsel and chief administrative officer in 2002 and served as corporate secretary from 2006 to January 2008. Mr. Bowen has served as senior vice president and general counsel of the Company since 1997. Mr. Bowen also serves as the corporate secretary of NYMEX Europe Exchange Holdings Limited and NYMEX Europe Limited. Mr. Bowen held the positions of associate general counsel and senior associate general counsel of Nymex Exchange. Mr. Bowen had also served as counsel/manager of futures compliance at Morgan Stanley & Co., Inc. and as an attorney at the CFTC. He is a graduate of Columbia University and the University of Maryland Law School.

RICHARD KERSCHNER	General Counsel	Age 41

Richard Kerschner was appointed general counsel in November 2007 and senior vice president of corporate governance and strategic initiatives in October 2005. Mr. Kerschner joined the Company in July 2004 as associate general counsel and director of corporate governance. He was promoted to associate general counsel and vice president of corporate governance in December 2004. Prior to joining the Company, Mr. Kerschner served, on a consulting basis, as a senior advisor and special counsel to the legal department of T-Mobile USA. From April 2000 to February 2004, Mr. Kerschner was employed by SmartServ Online, Inc., a Nasdaq-listed mobile data company, most recently as their senior vice president, general counsel and secretary. From November 1997 to April 2000, Mr. Kerschner was employed by Omnipoint Communications, a Nasdaq-listed wireless telecommunications carrier currently part of T-Mobile USA, most recently as their managing counsel. Prior to joining Omnipoint, Mr. Kerschner practiced law in a New Jersey law firm. Mr. Kerschner received a bachelors degree from the University of Pennsylvania and a juris doctor from Georgetown University Law Center.

THOMAS LASALA	Chief Regulatory Officer	Age 46

Thomas LaSala was appointed chief regulatory officer in November 2006. Mr. LaSala previously served as the Company’s senior vice president of compliance and risk management since 2002. Mr. LaSala joined the Company in 1984 where he was employed in its market surveillance division as an analyst and director before becoming vice president of compliance in December 1993. Mr. LaSala oversees all aspects of regulatory compliance including trade practice, risk management, and market and financial surveillance. Mr. LaSala is also a director of the Futures Services Division of the Futures Industry Association and serves on the joint compliance committee of all of the U.S. futures exchanges. Mr. LaSala received a bachelor of science degree in business administration with a concentration in finance/economics from Marist College.

KENNETH SHIFRIN	Chief Financial Officer	Age 50

Kenneth Shifrin was appointed chief financial officer in October 2006. Mr. Shifrin previously served as senior vice president of finance since January 2006 and as acting chief financial officer from June 2005 to March 2006. Mr. Shifrin joined the Company in January 2004 as vice president & controller. Prior to joining the Company, Mr. Shifrin served as global controller of Electronic Broking Systems from 2001 to 2003. Prior to that, Mr. Shifrin held several senior financial roles, including chief financial officer of Gateway Logistics, Corp., and chief financial officer and vice president of finance for Hirsch International, Corp. Mr. Shifrin received a bachelor of arts degree in economics from the State University of New York at Stony Brook and a masters of business administration degree with a concentration in accounting from Adelphi University. Mr. Shifrin is a licensed Certified Public Accountant in the State of New York.

SEAN KEATING	Senior Vice President, Clearing Services Class A Member from 2003 until 2004	Age 42

Sean Keating was appointed as senior vice president of clearing services in 2004. Mr. Keating joined the Company from Pioneer Futures, Inc., a former Exchange clearing member, where he had been employed for over 16 years and served as its president since 1998. Mr. Keating had also served as president of Pioneer Capital Corp., a self-clearing National Association of Securities Dealers and New York Stock Exchange broker dealer. Mr. Keating previously worked in the Company’s compliance department in 1987 as a trade practice analyst, where he was responsible for investigating violations of trade practices. Mr. Keating received a bachelor of science degree in business administration and marketing from Marist College.

ROBERT LEVIN	Senior Vice President, Research	Age 52

Robert Levin serves as senior vice president of research and has been a senior vice president since 1993. Dr. Levin is responsible for the development and maintenance of the Company’s research efforts. Dr. Levin is active in the development, maintenance and refurbishing of all of the Exchange’s energy contracts. Dr. Levin was instrumental in the introduction of the slate of NYMEX ClearPort® products. Dr. Levin is among the major participants in restructuring proceedings governing the electric utility industry both at the state and federal levels. He represents the Company on advisory panels for the National Petroleum Council that study key industry issues. Dr. Levin is the chief executive officer of Russian Energy Futures Limited, a Company joint venture. Dr. Levin was the vice president of product development of the Company from 1991 until 1993. Dr. Levin has been employed by the Company since 1987. Dr. Levin received a bachelor of arts degree in economics from the University of Rochester, a masters and doctorate degree from University of New Mexico.

JOSEPH RAIA	Senior Vice President, Marketing	Age 50

Joseph Raia was appointed as senior vice president of marketing in 2004. Mr. Raia had served as the vice president of marketing in 2004 and director of marketing from 2001 to 2004. Mr. Raia has over 22 years of professional experience in the energy and transportation sectors. From 2000 to 2001, Mr. Raia was the senior vice president, senior oil and gas on-air analyst and anchor at JAG Media Holdings, where he reported on energy equities and commodities. Mr. Raia is a graduate of the New York Maritime Academy.

DIRECTOR NOMINATION PROCESS

The Company’s charter provides that 8 out of 15 directors shall be independent with 3 of them being designated as public directors as determined in accordance with the principles of the CFTC. The Company’s charter also requires that the officer employed as the president of the Company be nominated to the board of directors.

The corporate governance and nominating committee is a standing committee of the board of directors that conducts the director nomination process. The corporate governance and nominating committee is comprised of five directors, each of whom is independent. The nomination process involves a careful examination of the performance and qualifications of each incumbent director and potential nominees before deciding whether to recommend the person to the full board of directors for nomination. The board believes that the business experience of its directors has been, and continues to be, critical to the Company’s success. Directors should also possess integrity, independence, energy, forthrightness, analytical skills and commitment to devote the necessary time and attention to the Company’s affairs. The directors must possess a willingness to challenge and stimulate management and the ability to work as part of a team in an environment of trust.

In addition, the corporate governance and nominating committee reviewed each nominee’s relationship with the Company in order to determine whether the nominee can be designated as independent or as a public director. In making such determinations, the board of directors observed all criteria for independence established by the SEC, the NYSE and the CFTC. In order to be considered independent, the board of directors must affirmatively determine that the director or director nominee has no material relationship with the Company. The board has established the following guidelines to assist it in determining director independence and believes that a director or director nominee will not be considered independent if:

(i)	within the last three years the director or director nominee was an employee of the Company or his or her immediate family member was an executive officer of the Company;

(ii)	the director, director nominee or an immediate family member received, during any 12-month period within the last three years, more than $100,000 per year in direct compensation from the Company (other than director and committee fees and pension or other deferred compensation);

(iii)	the director, director nominee or an immediate family member is a partner of the Company’s independent registered public accounting firm; the director or director nominee is a current employee of such firm; a member of the director’s or director nominee’s immediate family is an employee of such firm and participates in the firm’s audit, assurance or tax compliance practice; or the director, director nominee or immediate family member was within the last three years a partner or employee of such firm and worked on the Company’s audit;

(iv)	within the last three years an executive officer of the Company served on the compensation committee of another company that employed the director, director nominee or an immediate family member of the director or director nominee, as an executive officer;

(v)	the director or director nominee is a current employee, or has an immediate family member who is an executive officer, of a company that made payments to, or received payments from, the Company in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues;

(vi)	the director or director nominee is an executive officer of a charitable organization and the annual contributions of the Company to the organization (exclusive of gift-match payments) exceed the greater of $1 million or 2% of the organization’s total annual revenues;

(vii)	the director or director nominee is a partner at, or of counsel to, a law firm that performs substantial legal services to the Company on a regular basis; or

(viii)	the director or director nominee is a partner, officer or employee of an investment bank or consulting firm that performs substantial services to the Company on a regular basis.

The board of directors has also determined that a director who acts as a floor broker, floor trader, employee or officer of a futures commission merchant, Exchange clearing member firm or other similarly situated person that intermediates transactions in or otherwise uses Exchange products and services shall be presumed to be independent, if the director otherwise satisfies all of the independence standards of the NYSE and such transactions are made in the ordinary course of business of the Exchange on terms consistent with those prevailing at the time for corresponding transactions by similarly situated, unrelated third parties.

Applying these guidelines and principles, the board of directors, on the recommendation of the corporate governance and nominating committee, determined that Messrs. Ford, Gabler, Gralla, Maxwell and Rappaport are independent and that Messrs. Falis, Steele and Suskind are independent and can also be designated as “public directors.” Mr. McNamara was one of several candidates identified by the Company’s non-management directors and management directors for consideration by the corporate governance and nominating committee. Applying the guidelines and principles above, the board of directors, on recommendation of the corporate governance and nominating committee, determined that Mr. McNamara is independent. All director nominees other than Mr. McNamara are incumbent members of the board of directors.

The corporate governance and nominating committee generally identifies potential candidates through recommendations by the Company’s management, other members of the board and stockholders. Stockholders may submit recommendations to the corporate governance and nominating committee by submitting such recommendations in writing to the address listed under Stockholder—Director Communications on page 13.

The corporate governance and nominating committee operates under the Corporate Governance and Nominating Committee Charter, adopted and approved by the board of directors. A copy of the charter appears on the Company’s Internet site at www.nymex.com (click on “Shareholder Relations,” “Investor Relations,” “Corporate Governance Library” and then “Corporate Governance and Nominating Committee Charter”). Additionally, a copy of the charter may be obtained by submitting a request in writing to the investor relations department at NYMEX Holdings, Inc., One North End Avenue, World Financial Center, New York, NY 10282-1101 Attn: Investor Relations.

STOCKHOLDER PROPOSALS

Proposals that stockholders wish to be included in next year’s proxy statement for the annual meeting to be held in 2009 in accordance with Rule 14a-8 under the Exchange Act must be received by the Office of the Corporate Secretary at the Company’s principal offices at One North End Avenue, Suite 1548, New York, New York 10282-1101, Attention: Donna Talamo, Vice President, Administration and Corporate Secretary, no later than December 11, 2008.

The bylaws of the Company include advance notice provisions that require stockholders desiring to bring nominations for directors or other business before an annual meeting of stockholders to do so in accordance with the terms of the advance notice provisions, regardless of whether the stockholder seeks to include such matters in the proxy statement pursuant to Rule 14a-8. These advance notice provisions require that, among other things, stockholders give timely written notice to the Corporate Secretary of the Company regarding such nominations or other business and otherwise satisfy the requirements set forth in the bylaws. In order to be timely, a stockholder who intends to present nominations or a proposal at the 2009 annual meeting of stockholders, other than pursuant to Rule 14a-8, must provide written notice of the nominations or other business they wish to propose to the Corporate Secretary no earlier than January 20, 2009, and no later than February 19, 2009. You can obtain a copy of the Company’s bylaws by submitting a request in writing to the Office of the Corporate Secretary at One North End Avenue, Suite 1548, New York, NY 10282-1101, Attention: Donna Talamo, Vice President, Administration and Corporate Secretary. The Company’s bylaws are also available on the Company’s Internet site at www.nymex.com (click on “Shareholder Relations,” “Investor Relations,” “Corporate Governance Library” and then “NYMEX Holdings, Inc.—Bylaws”).

ADDITIONAL INFORMATION

For your convenience, please note the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on the Company’s website at www.nymex.com (click on “Shareholder Relations,” “Investor Relations,” and then “SEC Filings”) as well as the SEC’s website at www.sec.gov through the Filings and Forms (EDGAR) pages. In addition, shareholders are entitled to receive, upon written request and without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. Please direct such requests to NYMEX Holdings, Inc., One North End Avenue, New York, New York 10282-1101, Attention: Investor Relations.

At the Company’s 2007 Annual Meeting, six members of the Company’s board of directors were in attendance. While the Company does not currently have a formal policy regarding directors’ attendance at the Company’s Annual Meeting, it encourages all directors to attend such meetings.

OTHER MATTERS

The Company’s management knows of no matters, other than the foregoing, that will be presented for action at the Annual Meeting.

By Order of the Board of Directors of

NYMEX Holdings, Inc.

DONNA TALAMO

Corporate Secretary

Dated: April 7, 2008

NYMEX HOLDINGS, INC. ONE NORTH END AVENUE WORLD FINANCIAL CENTER NEW YORK, NY 10282-1101

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 19, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by NYMEX Holdings, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 19, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NYMEX Holdings, Inc., c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	NYMEX1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NYMEX HOLDINGS, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE LISTED NOMINEES BELOW.
	☐	☐	☐
Vote on Directors
1. Election of Class I Directors (terms expire in 2010):

Nominees:
01) James Newsome	05) John McNamara
02) Dennis Suskind	06) Stephen Ardizzone
03) William Ford	07) A. George Gero
04) William Maxwell
Election of Class II Directors (terms expire in 2009): 08) Thomas Gordon 09) Howard Gabler

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING PROPOSAL.		For	Against	Abstain

2. Ratification of appointment of KPMG LLP as NYMEX Holdings, Inc.’s independent registered public accounting firm for the year ending December 31, 2008.		☐	☐	☐

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.

         When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership,

         please sign in partnership name by authorized person.

	Yes	No
Please indicate if you wish to discontinue receipt of the Annual Report.	☐	☐

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS OF

NYMEX HOLDINGS, INC.

May 20, 2008

The Annual Meeting of Stockholders of NYMEX Holdings, Inc. will be held on Tuesday, May 20, 2008, at 3:00 p.m. (Eastern time), at One North End Avenue, Boardroom 1016, New York, New York 10282-1101.

You may obtain directions to the Annual Meeting on NYMEX Holdings, Inc.’s Internet site at www.nymex.com (available under “Visitors” and then “Getting Here”). You may also obtain directions by calling NYMEX Holdings, Inc.’s Investor Relations line at (212) 299-2669.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The 2008 Notice and Proxy Statement and the 2007 Annual Report are available at www.proxyvote.com.

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PROXY CARD	NYMEX HOLDINGS, INC.	PROXY CARD

One North End Avenue, World Financial Center

New York, NY 10282-1101

Investor Relations

Telephone Number: (212) 299-2669

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby constitute and appoint Ms. Donna Talamo and Messrs. Christopher Bowen and Richard Kerschner, and any of them, with full power of substitution, as my proxy or proxies, to appear for me in my name, place and stead to cast in accordance with my proxy card all votes that I cast at the Annual Meeting of Stockholders of NYMEX Holdings, Inc. to be held on May 20, 2008, and at any adjournment thereof. MY PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, MY SIGNED PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE. Discretionary authority is hereby conferred as to administrative matters regarding the meeting.

(Continued and to be signed on the reverse side.)